As filed with the Securities and Exchange Commission on August 28, 2007.

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U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM SB-2-A1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WIZZARD SOFTWARE CORPORATION

(Name of small business issuer in its charter)

Colorado	7372	87-0609860
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard, Suite 770

Pittsburgh, Pennsylvania 15213

(412) 621-0902

(Address and telephone number of principal executive offices)

5001 Baum Boulevard, Suite 770

Pittsburgh, Pennsylvania 15213

(Address of principal place of business

or intended principal place of business)

Christopher J. Spencer

5001 Baum Boulevard, Suite 770

Pittsburgh, Pennsylvania 15213

(412) 621-0902

(Name, address and telephone number of agent for service)

Copies to:

Branden T. Burningham, Esq.

455 East 500 South, Suite 205

Salt Lake City, Utah 84111

(801) 363-7411

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

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If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (1)(2)	3,658,536	$2.05	$ 7,499,998.80	$ 920.25
Common Stock (2)(3)	1,829,268	$2.85	$ 5,213,413.80	$ 690.54
Common Stock (2)(4)	1,170,732	$2.05	$ 2,400,000.06	$ 304.08
TOTALS	6,658,536		$15,113,412.66	$1,914.87

(1) Represents shares of common stock issuable upon conversion of Series A 7% Convertible Preferred Stock (the “Preferred Stock”), which are convertible into shares of the Company’s common stock at $2.05 per share.

(2)  In accordance with Rule 416 promulgated under the Securities Act, a presently undeterminable number of shares of common stock are also being registered hereunder which may be issued in the event that the anti-dilution provisions of our Preferred Stock and/or our warrants becomes operative.

(3) Represents shares of common stock issuable upon the exercise of warrants having an exercise price of $2.85 per share as outlined in the warrant table in the description of our securities.

(4)  Represents shares of common stock issuable as dividends on the Preferred Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY

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STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

WIZZARD SOFTWARE CORPORATION

6,658,536 Shares of Common Stock Offered by Selling Stockholders

This prospectus covers an aggregate of 6,658,536 shares of our common stock that the selling stockholders may sell.

Our common stock is quoted on the OTC Bulletin Board of the NASD under the symbol "WIZD."  On August 21, 2007, the last sale price of our common stock as quoted on the OTC Bulletin Board was $2.34.

These securities involve a high degree of risk.  See the caption "Risk Factors" beginning on page 5 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2007.

TABLE OF CONTENTS

Prospectus Summary	3

Risk Factors	5

Forward-Looking Information	14

Use of Proceeds	15

Determination of Offering Price	15

Selling Security Holders	15

Plan of Distribution	18

Legal Proceedings	21

Directors, Executive Officers, Promoters and Control Persons	21

Security Ownership of Certain Beneficial Owners and Management	25

Description of Securities	27

Interest of Named Experts and Counsel	30

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	30

Certain Relationships and Transactions and Corporate Governance	31

Description of Business	32

Management's Discussion and Analysis or Plan of Operation	43

Description of Property	46

Transactions with Related Persons, Promoters and Certain Control Persons	46

Market for Common Equity and Related Stockholder Matters	47

Executive Compensation	49

Financial Statements	52

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	105

Available Information	105

PROSPECTUS SUMMARY

WIZZARD SOFTWARE CORPORATION

The Company

Founded in 1995, the business of Wizzard Software Corporation, a Colorado corporation ("Wizzard," "we," "our" or "us" or words of similar import), includes software and hardware products and services that focus on speech recognition and text-to-speech technology.

Our products and services include:

Podcasting Hosting - We entered this industry in July 2006, through the acquisition of Switchpod.com and two months later, through the acquisition of Blastpodcast.com. Subsequently, in 2007, we closed our acquisition of Liberated Syndication (Webmayhem, Inc.), the largest podcast hosting company in the world.  We currently distribute over 2 million podcast downloads a day and are working to incorporate our speech technology into the hosting system so that the audio and video used in podcasting can be turned into text for various uses, and text found on the internet, such as blogs and online newspaper sites, can be turned into audio for podcasting distribution.

Speech Products - Rex The Talking Prescription Bottle "talks" to the patient, allowing him or her to distinguish what type of medication is in the bottle along with information on dosage and refill instructions. Initially, Rex was manually recorded by a pharmacist using a built-in microphone. Now, with Wizzard's text-to-speech technology and programming expertise, Rex can be automatically loaded with verbal instructions directly from the label data, saving pharmacists valuable time and significantly lowering the chance for error. Wizzard also offers a "starter kit" for caretakers to provide in-home talking prescription bottles.

Speech Tools - Wizzard's proprietary VoiceTools are programming tools for software developers to incorporate the speech technology of their choice into their products and services in a fast, efficient and inexpensive manner.  VoiceTools have been distributed over 100,000 times since their creation in 2000. In addition to our own marketing efforts, IBM promotes our VoiceTools on their website through a linking agreement with Wizzard.  Wizzard also markets IBM and AT&T developer tools through agreements with those companies and receives a portion of the licensing fees collected.

Speech Engines - Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world, as well as speech recognition engines from IBM. Wizzard receives payments for each copy/license distributed by its customers and in turn, pays a percentage of that payment to IBM or AT&T.

Speech Services - Wizzard provides support, customized programming and other speech related services to businesses and software programmers worldwide. These services compliment Wizzard's Voice Tools and other programming-oriented product lines and assist in putting the speech engines Wizzard distributes for IBM and AT&T into customers' products, resulting in royalty payments for each copy/license distributed by the customer.

Home Healthcare Services – In April 2007, we closed our asset purchase of Professional Nursing Personnel Pool (PNPP).  Located in Billings, Montana, PNPP became a part of our wholly owned subsidiary, Interim HealthCare of Wyoming Inc.  Interim HealthCare of Wyoming is a state licensed and Medicare certified home health agency. In addition, Interim HealthCare of Wyoming provides temporary staffing of healthcare professionals to facilities across the states of Wyoming and Montana.  Currently, the healthcare industry is the largest consumer of speech technologies in the U.S.

Our principal executive offices consist of approximately 3,100 square feet of office space located at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213.  Our telephone number is (412) 621-0902.  We also maintain offices in Casper, Wyoming and Billings, Montana for our Home Health Services.  We have sales representatives located in New York, Chicago, Florida, New Jersey and Cleveland and a total of 37 full-time and approximately 95 part-time employees.

The Offering

Securities offered by us	None.
Securities that may be sold by our stockholders	6,658,536 shares of our common stock.
Use of Proceeds

We will not receive any money from the selling stockholders when they sell shares of our common stock; however, we may receive up to $5,213,413.80 from the exercise of outstanding warrants to acquire shares underlying warrants that are being registered.  As of the date of this prospectus, none of these warrants has been exercised.

Offering Price	Market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, all of which may change.
Transfer Agent	Interwest Transfer Company, 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone No. 801-272-9294, serves as the transfer agent and registrar for our outstanding securities.

We have agreed to pay all costs and expenses relating to the registration of our common stock.  The selling stockholders will be responsible only for any commissions, taxes, attorney's fees and other charges relating to the offer or sale of these securities.  The selling stockholders may sell their common stock through one or more broker/dealers, and these broker/dealers may receive customary compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders as they shall agree.

RISK FACTORS

You should carefully read our entire prospectus and consolidated financial statements and related notes.

Our present and intended business operations are highly speculative and involve substantial risks.  Only investors who can bear the risk of losing their entire investment should consider buying our shares.  Among the risk factors that you should consider are the following:

We Face Risks Related to Our Business

We have a history of losses and expect to incur losses in the future, and we may never achieve profitability.


Wizzard's net loss was $4,793,723, or $0.14 per share, in the calendar year ended December 31, 2006.  We also incurred a net loss of $4,240,299 ($0.11 per share) in the six months ended June 30, 2007.  Because we need to establish our brand and services, we expect to incur increasing sales and marketing, product development and administrative expenses.  As a result, we will need to generate significant revenues to achieve and maintain profitability.  We cannot assure you that we will ever be able to operate profitably.

Our auditor's “going concern” opinion highlights the risk that we may not be able to continue in business.

Our Independent Auditors Report on our audited financial statements for the calendar years ended December 31, 2006, and 2005, expresses "substantial doubt about [our] ability to continue as a going concern," due to our lack of profitable operations and our significant losses since inception.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

We face a higher risk of failure because we cannot accurately forecast our future revenues and operating results.

Our relatively short operating history and the rapidly changing nature of the markets in which we compete make it difficult to accurately forecast our revenues and operating results.  Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

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the timing of sales of our products and services;

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the timing of product implementation, particularly large design projects;

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unexpected delays in introducing new products and services;

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increased expenses, whether related to sales and marketing, product development, or administration;

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deferral of revenue recognition in accordance with applicable accounting principles, due to the time required to complete projects;

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the mix of product license and services revenue; and

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costs related to possible acquisitions of technology or businesses.

We face a higher risk of failure because the podcasting and voice-recognition businesses are in their infancy.

We face the difficulties frequently encountered by companies in the early stage of development in new and evolving markets.  These potential difficulties include the following:

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substantial delays and expenses related to testing and developing of our new products;

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successfully establishing podcasting as a large-scale advertising medium;

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marketing and distribution problems with new and existing products and technologies;

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competition from larger and more established companies;

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delays in reaching our marketing goals;

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difficulty in recruiting qualified employees for management and other positions;

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our lack of sufficient customers, revenues and cash flow; and

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our limited financial resources.

We may continue to face these and other difficulties in the future.  Some of these problems may be beyond our control.  If we are unable to successfully address them, our business will suffer.

If we can not show that our speech recognition technologies are commercially viable, our business may fail.

Wizzard, in assessing its future potential, places great importance on the successful development of its speech recognition programming tools, services, and other speech recognition application technologies.  These technologies are still in their early stages.  They have only recently become marketable and have been made generally available only in their intended market.  We have not yet demonstrated that our products can attract sufficient commercial interest or, if they do, that we can market them successfully.  Competitors with far greater financial resources than we have may create and market competing products.  If management's expectations for our products do not materialize for any reason, our overall expectations will be seriously compromised.

If we do not achieve the brand recognition necessary to succeed in the podcasting and speech recognition technology markets, we will not be able to compete.

We must build our Wizzard brand to gain market acceptance for our podcasting services, speech recognition programming tools, our talking pill bottle and other speech recognition products and services.  We believe that our long-term success will require that we obtain significant market share for our products and services before other competitors enter the market. We must spend large amounts on product development, strategic relationships and marketing initiatives in order to establish our brand awareness.  We cannot be certain that we will have enough resources to build our brand and to obtain commercial acceptance of our products and services.  If we do not gain market acceptance for our podcasting services, as a large-scale advertising medium, speech recognition programming tools, our talking pill bottle and related speech recognition products and services, we will not be able to compete in those industries.

            We are exposed to the business risks inherent in the podcasting industry.

With our recent entry into the podcasting industry, we have exposed our company to the risks of entities operating within that industry.  The podcasting industry is in its infancy and our operations in this area may prove to be unprofitable.

Our expansion plans may not be cost-effective.

We have pursued, and may continue to pursue, strategic alliances with new or complementary businesses in an effort to enter into new business areas, diversify our sources of revenue and expand our speech recognition applications products and services.  If we pursue strategic alliances with new or complementary businesses, we may not be able to expand our product or service offerings and related operations in a cost-effective or timely way. We may experience increased costs, delays and diversions of management's attention when beginning any new businesses or services.  Also, any new business or service that users do not favorably receive could damage our reputation and brand name in the speech recognition applications technology markets.  We also cannot be certain that we will obtain enough revenues from any expanded products or services to offset related costs.  Any expansion of our operations may require additional expenses.  These efforts may strain our management, financial and operational resources.

Our limited resources may make it harder for us to manage growth.

We have a limited basis upon which to evaluate our systems' ability to handle controlled or full commercial availability of our products and services.  We anticipate that we will expand our operations significantly in the near future, and we will have to expand further to address the anticipated growth in our user base and market opportunities.  To manage the expected growth of operations and personnel, we will need to improve existing systems, and implement new systems, procedures and controls.  In addition, we will need to expand, train and manage an increasing employee base.  We will also need to expand our finance, administrative and operations staff.  We may not be able to effectively manage this growth.  Our planned expansion in the near future will place, and we expect our future expansion to continue to place, a significant strain on our managerial, operational and financial resources. Our planned personnel, systems, procedures and controls may be inadequate to support our future operations.  If we can not manage growth effectively or if we experience disruptions during our expansion, the expansion may not be cost-effective.

If we become unable to obtain component products from our vendors, our sales may not be able to keep up with demand.

We purchase major components of our products from outside suppliers.  At any given time we may find ourselves unable to obtain those components, which could prevent us from meeting customer demand.

If we can not compete successfully, we may have to go out of business.

The market for computer software, and specifically speech recognition technology products and services is highly competitive.  Current competitors include Nuance, Loquendo and Fonix.  In addition, competitors may be developing speech recognition products and services that we may not be aware of.  Many of our current and potential competitors have much greater financial, technical, marketing, distribution and other resources.  They also have greater name recognition and market presence, longer operating histories and lower cost structures than we have.  As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements.  Our ability to compete successfully in the rapidly evolving speech recognition market will depend upon certain factors, many of which are beyond our control and that may affect our ability to compete successfully.

We may also face competition from a number of indirect competitors that specialize in electronic commerce and other companies with substantial customer bases in the computer field and other technical fields. Additionally, companies that control access to transactions through a network or Web browser could promote our competitors or charge us a substantial fee for similar access or promotion.  Our competitors may also be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies as use of speech recognition products and services increases.

We may be unable to compete successfully against current and potential competitors, and the competitive pressures we face could cause our business to fail.

Our business would be seriously impaired if our rights in our technology were compromised in any way.

Wizzard licenses the speech recognition engines upon which its products operate from AT&T and IBM.  We rely on non- disclosure, confidentiality and non-competition agreements with our employees to protect many of our rights in our technology.  If our employees breach these agreements, we may incur significant expenses to enforce our contractual restrictions and protect our rights.  Management believes that Wizzard has proprietary rights to its products, including copyright and trademark protection that will discourage others from replicating our products.  However, while we have sought patent protection for certain proprietary components of our speech recognition programming tools, our talking pill bottle and other speech recognition application technologies, we have no opinions from independent intellectual property counsel that the copyrights and trademarks are valid or, if valid, that their issuance, together with such other proprietary rights that we own will be sufficient to protect us from those who would try to capitalize on our success through imitation.  Our patent applications remain pending at this point.  Our business plan and strategy are to commercialize various speech recognition application technologies.  Termination of our relationship by our licensors of speech recognition engines for any reason, or unauthorized disclosure of our application technologies to third parties, would cause serious harm to our business, financial position and results of operations.

We depend on two primary suppliers for software integrated into our system, and the loss of any could prevent us from making our products.

IBM and AT&T supply the primary speech recognition engines that are used with our products.  We cannot guarantee that we will be able to continue to license these speech recognition engines after the current licenses expire or that alternative speech recognition engines appropriate for use with our products will be available at that time.  If we can not retain these or comparable licenses, we may be unable to produce our products.

Any unintentional infringement on the proprietary rights of others could be expensive and could cut our revenues.

Many software companies bring lawsuits alleging violation of intellectual property rights.  In addition, a large number of patents have been awarded in the voice-recognition area.  Although we do not believe that we are infringing any patent rights, patent holders may claim that we are doing so.  Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling products or services. We may also be forced to enter into costly and burdensome royalty and licensing agreements.

If we do not respond effectively to technological change, our products and services could become obsolete.

The development of our products and services and other technology entails significant technical and business risks.  To remain competitive, we must continue to improve our products' responsiveness, functionality and features.

High technology industries are characterized by:

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rapid technological change;

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changes in user and customer requirements and preferences;

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frequent new product and services introductions embodying new technologies; and

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the emergence of new industry standards and practices.

The evolving nature of the Internet could render our existing technology and systems obsolete.  Our success will depend, in part, on our ability to:

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license or acquire leading technologies useful in our business;

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develop new services and technologies that address our users' increasingly sophisticated and varied needs; and

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respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely way.

Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not use new technologies effectively or adapt our technology and systems to user requirements or emerging industry standards in a timely way.  In order to stay technologically competitive, we may have to spend large amounts of money and time.  If we do not adapt to changing market conditions or user requirements in a timely way, our business, financial condition and results of operations could be seriously harmed.

If we fail to develop new products, or if we incur unexpected expenses or delays in product development, we may lose our competitive position.

Although we currently have fully developed products available for sale, we are also developing various products and technologies that we will rely on to remain competitive.  Due to the risks in developing new products and technologies, limited financing, competition, obsolescence, loss of key personnel and other factors, we may fail to develop these technologies and products, or we may experience lengthy and costly delays in doing so. Although we may be able to license some of our technologies in their current stage of development, we cannot assure you that we will be able to do so.

We could incur significant expenses if our technologies and products contain defects.

Voice-recognition products are not currently accurate in every instance, and may never be.  We could inadvertently release products and technologies that contain defects.  In addition, third-party technology that we include in our products could contain defects.  Even though our licensing agreement with users contains language that is intended to protect us from liability for defects, clients who are not satisfied with our products or services could bring claims against us for substantial damages.  These claims could cause us to incur significant legal expenses and, if successful, could result in the claimants being awarded significant damages.

Any changes in reimbursement levels under Medicare, Medicaid or insurance reimbursement programs and any changes in applicable government regulations could have a material adverse effect on Wizzard's net revenues.

As managed care assumes an increasingly significant role in markets in which Wizzard operates, Wizzard's success will, in part, depend on retaining and obtaining managed care contracts. There can be no assurance that we will retain or continue to obtain such managed care contracts. In addition, reimbursement rates under managed care contracts are likely to continue experiencing downward pressure as a result of payers' efforts to contain or reduce the costs of health care by increasing case management review of services and negotiating reduced contract pricing. Therefore, even if we are successful in retaining and obtaining managed care contracts, unless we also decrease our cost for providing services and increases higher margin services, we will experience declining profit margins.

Wizzard is subject to extensive and frequently changing federal, state and local regulation. In addition, new laws and regulations are adopted periodically to regulate new and existing products and services in the health care industry. Changes in laws or regulations or new interpretations of existing laws or regulations can have a dramatic effect on operating methods, costs and reimbursement amounts provided by government and other third-party payers. Federal laws governing our activities include regulation related to Medicare reimbursement and certification and certain financial relationships with physicians and other health care providers. Although Wizzard intends to comply with all applicable fraud and abuse laws, there can be no assurance that administrative or judicial interpretation of existing laws or regulations or enactments of new laws or regulations will not have a material adverse effect on the its business. Wizzard is subject to state laws governing Medicaid, professional training, licensure, financial relationships with physicians and the dispensing and storage of pharmaceuticals. The facilities operated by Wizzard must comply with all applicable laws, regulations and licensing standards. In addition, many of our employees must maintain licenses to provide some of the services that we offer.  There can be no assurance that federal, state or local governments will not change existing standards or impose additional standards. Any failure to comply with existing or future standards could have a material adverse effect on our results of operations, financial condition or prospects.

If we lose our key personnel or are unable to hire additional personnel, we will have trouble growing our business.

We depend to a large extent on the abilities of our key management and technical personnel, in particular Christopher J. Spencer, our Chief Executive Officer and President, and Armen Geronian, our Chief Technical Officer.  The loss of any key employee or our inability to attract or retain other qualified employees could seriously impair our results of operations and financial condition.

Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel.  We plan to hire additional personnel in all areas of our business. Competition for qualified personnel is intense.  As a result, we may be unable to attract and retain qualified personnel.  We may also be unable to retain the employees that we currently employ or to attract additional technical personnel.  The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

System and online security failures could harm our business and operating results.

The operation of our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems.  Our systems and operations will be vulnerable to damage or interruption from many sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events.  Our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial interruptions in the future could result in the loss of data and could destroy our ability to generate revenues from operations.

The secure transmission of confidential information over public networks is a significant barrier to electronic commerce and communications.  Anyone who can circumvent our security measures could misappropriate confidential information or cause interruptions in our operations. We may have to spend large amounts of money and other resources to protect against potential security breaches or to alleviate problems caused by any breach.

Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally.  However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to:

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user privacy;

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pricing;

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content;

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copyrights;

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distribution; and

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characteristics and quality of products and services.

The adoption of any additional laws or regulations may decrease the expansion of the Internet.  A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business.  Moreover, the applicability of existing laws to the Internet is uncertain with regard to many issues, including property ownership, export of specialized technology, sales tax, libel and personal privacy.  Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation.  The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could also harm our business.

We plan to offer our speech recognition products over the Internet in multiple states and foreign countries. These jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country.  Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties.  Other states and foreign countries may also attempt to regulate our business or prosecute us for violations of their laws.  Further, we might unintentionally violate the laws of foreign jurisdictions and those laws may be modified and new laws may be enacted in the future.

The United States Congress has enacted legislation limiting the ability of the states to impose taxes on Internet access or to impose multiple or discriminatory taxes on electronic commerce.  This legislation, known as the Internet Tax Nondiscrimination Act, imposed a moratorium, which commenced November 1, 2003 and ends on November 1, 2007, on state and local taxes on electronic commerce, where such taxes are discriminatory, and Internet access, unless the taxes were generally imposed and actually enforced prior to October 1, 1998.  Failure to renew this legislation beyond November, 2007, will allow various states to impose taxes on Internet-based commerce.  The imposition of these taxes could adversely affect Internet commerce and hinder our ability to become profitable.

Our industry is experiencing consolidation that may intensify competition.

The Internet industry has recently experienced substantial consolidation. We expect this consolidation to continue.  Acquisitions could harm us in a number of ways. For example:

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a competitor could be acquired by a party with significant resources and experience that could increase the ability of the competitor to compete with our products and services; and

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other companies with related interests could combine to form new, formidable competition, which could preclude us from obtaining access to certain markets or content, or which could dramatically change the market for our products and services.

There Are Substantial Risks Related to Our Common Stock and Management's Percentage of Ownership of Our Common Stock

Due to the instability in our common stock price, you may not be able to sell your shares at a profit.

The public market for our common stock is limited and volatile.  As with the market for many other companies in new and emerging industries, any market price for our shares is likely to continue to be very volatile.  In addition, the other risk factors disclosed in this prospectus may significantly affect our stock price.  The historical volatility of our stock price may make it more difficult for you to resell shares when you want at prices you find attractive.

In addition, the stock market in general and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.  These broad market and industry factors may reduce our stock price, regardless of our operating performance.

Because our common stock is "penny stock," you may have greater difficulty selling your shares.

Our common stock is ”penny stock“ as defined in Rule 3a51-1 of the Securities and Exchange Commission.  Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account.  In addition, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor.  Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares.  For more information about ”penny stocks,”  see the heading "Penny Stock" under the caption "Description of Securities."

The sale of already outstanding shares of our common stock could hurt our common stock market price.

The number of our shares available for resale in the public market may exceed the number of shares that purchasers wish to buy.  This imbalance may place downward pressure on our stock price.

Approximately 22,159,925 shares of our common stock are presently publicly traded.  This number will be increased by the 1,829,268 shares underlying the warrants, and the 3,658,536 shares that are currently issuable upon conversion of our Series A Convertible Preferred Stock.  This potential increase in the number of shares that may be available for public trading from 22,159,925 shares to 27,647,729 shares may dramatically reduce the price of our common stock on the basis of supply and demand alone.  In addition, a significant number of our other currently outstanding shares are eligible for public resale under Rule 144 of the Securities and Exchange Commission, and sales of these shares may also place downward pressure on our stock price.  In May, 2004, we registered a total of 2,472,526 shares of our common stock; in August, 2005, we registered an additional 2,800,001 shares; and in May, 2007 we registered an additional 3,741,250 shares, all on Registration Statements on Form SB-2.  The sale of all or any portion of these shares may have a further negative effect on our stock price.

FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements.  These statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words.  These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information.  When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus and any prospectus supplement.  You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect.  If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, Wizzard's actual results may vary materially from those anticipated, estimated, projected or intended.

USE OF PROCEEDS

We will not receive any part of the proceeds from sale of our common stock.  However, we will receive $5,213,413.80 if all of the Common Stock Purchase Warrants are exercised, and none of which had been exercised as of the date of this prospectus.  Our Common Stock Purchase Warrants, of which 1,829,268 are outstanding, are exercisable at a price of $2.85 per share.  As of August 21, 2007, the last sales price of our common stock was $2.34 per share.  For a detailed description of our outstanding warrants, see the Warrant Table under the caption "Description of Securities."

DETERMINATION OF OFFERING PRICE

We will not receive any money from the selling stockholders when they sell their shares of common stock, although we will receive funds from any exercise of the warrants.  The selling stockholders may sell all or any part of their shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation.

We can not assure you that any public market for our common stock will equal or exceed the sales prices of the shares of common stock that our stockholders sell.  Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

SELLING SECURITY HOLDERS

On July 9, 2007, Wizzard closed a Securities Purchase Agreement (the “Purchase Agreement”) by which four institutional investors (collectively, the "Selling Stockholders") agreed to purchase for an aggregate purchase price of $7.5 million:

* a total of 7,500 shares of our Series A 7% Convertible Preferred Stock (the “Preferred Stock”), which will be convertible into shares of our common stock at a conversion price of $2.05 per share.  Each share of Preferred Stock shall have a par value of $0.001 and a Stated Value of $1,000.  Holders of the Preferred Stock will be entitled to receive cumulative dividends of 7% per annum for the first two years after issuance of the Preferred Stock and 18% per annum thereafter, payable on January 1 and July 1, beginning on January 1, 2008, either in cash or, at our option, in shares of our common stock.  We will have the right to force conversion of all or part of the outstanding Preferred Stock, plus all accrued but unpaid dividends and liquidated damages due with respect to the Preferred Stock, if, after the two-year anniversary of the effectiveness of the registration statement of which this prospectus is a part, the price of our common stock exceeds $6.15 for 10 consecutive trading days and the volume for each such trading day exceeds 100,000 shares of common stock.  Beginning two years after the issuance date of the Preferred Stock, we may also elect to redeem all (but not less than all) of the then outstanding Preferred Stock at a total price of:  (i) 125% of the aggregate Stated Value then outstanding; (ii) accrued but unpaid dividends; and (iii) all liquidated damages and other amounts due with respect to the Preferred Stock.  On the occurrence of certain Triggering Events as defined in Section 9(a) of the Articles of Amendment/Certificate of Designation with respect to the Preferred Stock, each holder will have the right to require Wizzard to redeem all of the holder’s Preferred Stock or to increase the dividend rate on that holder’s Preferred Stock to 18% per annum thereafter; and

* Common Stock Purchase Warrants (the “Warrants”) to purchase a total of up to 1,829,268 shares of our common stock at a price of $2.85 per share, exercisable for a period of five years.  The Warrants may also be exercised on a “cashless” basis if at any time after one year from the closing of the Purchase Agreement, there is no effective registration statement, or no current prospectus available for, the resale of the shares underlying the Warrants (the “Warrant Shares”).  Wizzard may also call for cancellation of all or any portion of outstanding Warrants for consideration of $0.10 per share if, after the 90th calendar day following the effective date of the registration statement:  (i) the price of its common stock exceeds $7.13 for 10 consecutive trading days; (ii) the average daily volume of its common stock exceeds 200,000 shares for such period; and (iii) the holder is not in possession of any material non-public information that was provided by Wizzard.

Other than their relationship as a result of the Subscription Agreement, there has never been any material relationship between Wizzard or any of its predecessors or affiliates, and any of the Selling Stockholders.

In connection with the Purchase Agreement, on June 29, 2007, we executed a Registration Rights Agreement, which requires us to file a registration statement registering:

*  all of the shares of Wizzard common stock issuable upon conversion in full of the Preferred Stock;

*  all shares of common stock issuable as dividends on the Preferred Stock assuming all dividend payments are made in shares of common stock and that the Preferred Stock is held for at least three years;

*  all Warrant Shares; and

*  any additional shares of common stock issuable in connection with any anti-dilution provisions of the Preferred Stock or the Warrants.

The registration statement must be filed not later than 30 days after the date of the Registration Rights Agreement and be declared effective not later than 90 days after the date thereof (or 120 days in the event of a “full review” by the Securities and Exchange Commission).  In the event that either of these deadlines has not been met, Wizzard is to pay to each of the Selling Stockholders liquidated damages equal to one percent of the purchase price paid by such holder, increasing to two percent on each monthly anniversary thereafter until such event is cured.

Wizzard intends to comply fully with its registration obligations under the Registration Rights Agreement.  We believe that we will be able to meet the deadlines with respect to the filing date and the effective date, but we can not provide any assurance in this regard.  If we were to default on any of our registration obligations, the proceeds available to us under the Purchase Agreement could be substantially reduced.

All figures in this table assume the issuance of all shares currently issuable upon conversion of the Preferred Stock and all shares issuable upon exercise of the Warrants.

Common Stock (1)

Name of Selling Stockholder (2)	Number and Percentage of Outstanding shares owned Prior to the Offering (3)	Number of Shares Registered in the Offering	Number and Percentage of Outstanding Shares Beneficially Owned after the Offering
Enable Growth Partners LP (4)	3,109,756 - 7.4%	3,109,756 (5)	0 - 0%
Enable Opportunity Partners LP, Ena (4)	365,853 - 0.9%	365,853 (5)	0 - 0%
Pierce Diversified Strategy Master Fund, LLC (4)	182,927 - 0.4%	182,927 (5)	0 - 0%
Canada Pension Plan Investment Board (6)	1,829,268 - 4.2%	1,829,268 (5)	0 - 0%

(1) We assume no purchase in this offering by the Selling Stockholders of any shares of our common stock.

(2) No director, advisory director, executive officer or any associate of any director, advisory director or executive officer has any interest, direct or indirect, by security holdings or otherwise, in any of these Selling Stockholders.

(3)  Under the Certificate of Designation of Preferences, Rights and Limitations of our Preferred Stock and the Warrants, no Selling Stockholders may convert any Preferred Stock or exercise any portion of a Warrant if such conversion or exercise would result in its being the beneficial owner of more than 4.99% of Wizzard’s outstanding shares of common stock.

(4) Mitch Levine, the Managing Member of Enable Capital Management, LLC, the manager of Enable Growth Partners LP, Enable Opportunity Partners LP, and Pierce Diversified Strategy

Master Fund LLC,  has discretionary authority to vote and dispose of the shares held by the aforementioned holders.  This Selling Stockholder has advised us that it purchased the securities reflected in this table as being owned by it and offered for sale in the ordinary course of business and, at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute those securities.

(5) Includes the following shares issuable upon conversion of the Preferred Stock and the shares underlying warrants that are described in the warrant table in our description of our securities, and assumes that all shares of Preferred Stock are fully converted and that all Warrants are exercised and all common stock owned or received on the conversion of the Preferred Stock and the exercise of the Warrants are sold:

Enable Growth Partners, LP – 2,073,171 shares issuable upon conversion of Preferred Stock; 1,036,585 shares issuable upon exercise of Warrants;

Enable Opportunity Partners, LP – 243,902 shares issuable upon conversion of Preferred Stock; 121,951 shares issuable upon exercise of Warrants;

Pierce Diversified Strategy Master Fund – 121,951 shares issuable upon conversion of Preferred Stock; 60,976 shares issuable upon exercise of Warrants;

Canada Pension Plan Investment Board – 1,219,512 shares issuable upon conversion of Preferred Stock; 609,756 shares issuable upon exercise of Warrants.

The Preferred Stock is convertible at $2.05 per share; the Warrants are exercisable at a price of $2.85 per share.

(6)  Investment and voting decisions with respect to the shares held by this entity are made by the Canada Pension Plan Investment Board (the “Board”) pursuant to the Canada Pension Plan Investment Board Act, the accompanying regulations and the investment policies of the Board, and are not made by an outside investment adviser. The Board is a Canadian Crown corporation that is managed by 12 directors and is established by the Canadian government to manage the assets of the Canada Pension Plan (the Canadian equivalent of Social Security), with approximately C$120 billion in assets under management.  Additional information about the Board and its management is publicly available at www.cppib.ca.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed Wizzard that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Wizzard is required to pay certain fees and expenses incurred by Wizzard incident to the registration of the shares.  Wizzard has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL PROCEEDINGS

Wizzard is involved in routine legal and administrative proceedings and claims of various types.  We have no material pending legal or administrative proceedings, other than as discussed below or ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any property is the subject.  While any proceeding or claim contains an element of uncertainty, management does not expect that any such proceeding or claim will have a material adverse effect on our results of operations or financial position.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names of all of our current directors and executive officers.  These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

Directors and Executive Officers.

Name	Positions Held	Date of Election or Designation	Date of Termination or Designation
Christopher J. Spencer	Director and President Chief Executive Officer	2/07/01 1/29/07	(1) (1)
Armen Geronian	Director Chief Technical Officer	2/07/01 1/29/07	(1) (1)
Gordon Berry	Director	2/07/01	(1)
Alan Costilo	Director	6/04/01	(2)
John Busshaus	Chief Financial Officer	1/29/07	(1)
David Mansueto	Director	3/16/07	(1)

(1)

Presently serving in these capacities.

(2)

Mr. Costilo resigned as a director as a condition to closing of our acquisition of Webmayhem, Inc., on March 16, 2007.

Christopher J. Spencer, Chairman, President and Chief Executive Officer

Mr. Spencer, age 38, has served as our Chief Executive Officer, President and as a director of Wizzard since February 7, 2001, and of our subsidiary, Wizzard Delaware, since its formation in 1995.  Mr. Spencer has been responsible for our overall direction since our inception and has been instrumental in leading us to our current position in the speech recognition industry.  In an online poll conducted by Speech Technology magazine, Mr. Spencer was recognized as one of 20 top visionaries in the speech recognition industry.  The poll was targeted to the speech recognition professionals who read the magazine; poll responses were monitored to ensure that employees of a nominee's company could not vote for that nominee. Through Mr. Spencer's efforts, we have successfully obtained financing of approximately $23 million to date. These funds have helped us complete the development and begin marketing of our talking pill bottle product and our variety of programming tools.

Mr. Spencer currently sits on the board of directors of XA, Inc., an event marketing company traded under the ticker symbol XAIN.

From 1994 until 1996, Mr. Spencer founded and worked for ChinaWire, Inc., a high-technology company engaged in financial remittance between international locations and China. Mr. Spencer's efforts were responsible for ChinaWire's exclusive contract with the Ministry of Posts and Telecommunications of the People's Republic of China.  Mr. Spencer was also involved in raising over $3.5 million for the venture.

Mr. Spencer worked for Lotto USA, Inc. from 1992-1994, where he was founder and Chief Executive Officer for the Pennsylvania computer networking company.  Besides assisting in designing the technology, Mr. Spencer helped Lotto USA implement an additional $1.00 service charge for every out-of-state lottery ticket sold in the State of Pennsylvania, which substantially increased the revenues of this company.

From 1990 until 1992, Mr. Spencer worked for John Valiant, Inc., and was responsible for business concept development and obtaining financing.  Mr. Spencer's efforts combined an effective advertising/promotions campaign with proper timing in the young adult/college restaurant/nightclub market.  John Valiant was sold for a profit in 1992 after successfully operating three revenue-generating divisions.

Mr. Spencer attended West Virginia University from 1987 to 1989.

Armen Geronian, Director and Chief Technical Officer.

Mr. Geronian, age 38, co-founded and has served as Chief Technical Officer and a director of Wizzard Delaware since its inception and of Wizzard since February 7, 2001.  Mr. Geronian is responsible for all of our technical decisions regarding the software code and other attributes of our products and services.

Mr. Geronian has extensive software development knowledge and experience.  In 1995, he created custom software for an industrial furnace control company.  In 1994, Mr. Geronian was the lead developer of a money transfer service software system for ChinaWire, Inc.; he also created custom software packages for warehouse inventory, a project which included over fifteen large databases for reporting, accounts payable/receivable, and complete auditing control functions.

In 1993, Mr. Geronian helped create a custom software package for medical claims processing that provided communications between offices and System One.

From 1988 until 1992, Mr. Geronian was part of a large project developing accounting, economic development and financial software to be sold to several large Russian corporations. In 1988, he was engaged in software development for the Russian version of Novell, designed to assist students in math and statistics.

Mr. Geronian received his B.S. in Computer Science from the University of Moscow in 1990.

Gordon Berry, Director

Mr. Berry, age 67, has served as a director of Wizzard since February 7, 2001, and of Wizzard Delaware from 1997 to 2005.  Mr. Berry is involved in all of our business, corporate and financial decisions, serving as a guide and counsel for the executive officers and Board of Directors.  Since 1990, Mr. Berry has been a consultant to a variety of businesses, assisting them in the areas of sales, marketing and strategic planning.  From 1985-1990, Mr. Berry was Vice President of Sales/Marketing for Champion Commercial Industry, a multi-division manufacturer of metal products, where Mr. Berry increased the firm's revenues by 60% while developing several new product lines.

From 1980-1985, Mr. Berry was Vice President for Trundle Consultants, Inc., where he specialized in all areas of sales and marketing, dealing primarily with firms having sales of less than $100 million annually.  From 1974-1979, Mr. Berry ran IMI, a sole proprietorship specializing in venture capital and business consulting.  IMI was subsequently merged with Trundle Consultants Inc.

From 1963-1974, Mr. Berry worked in manufacturing for Electric Products Company, and concluded his tenure as Division Manager and member of the Executive Committee.

Mr. Berry attended Cornell University and received his Bachelor's degree in Industrial Management from Georgia Tech in 1962.

John L. Busshaus, Chief Financial Officer.

Mr. Busshaus, age 44, served as our Controller from April, 2006, until his election as our Chief Financial Officer on January 29, 2007.  Mr. Busshaus has been responsible for our overall accounting and financial reporting functions since joining the company in April 2006.

From 2004 until 2006, Mr. Busshaus was an independent business consultant.  Mr. Busshaus’ efforts were focused on assisting organizations with the implementation of Sarbanes Oxley, filing of SEC reports, and taking a company through an IPO.

Mr. Busshaus worked for Talanga International from 2001-2004, where he was the Chief Financial Officer for the company.  Besides assisting in daily operations of the company, Mr. Busshaus was responsible for implementation of the accounting and finance functions.

From 1999 to 2000, Mr. Busshaus worked for Mellon Bank as Controller and Vice President, and was responsible for strategic planning and managing the annual and monthly budgeting within Global Security Services.  Mr. Busshaus' efforts streamlined the reporting process through automation, allowing the management team to receive valuable information in a timelier manner.

From 1994 to 1998, Mr. Busshaus worked for PepsiCo as Senior Business Planner, and was responsible for annual and quarterly budget planning, as well as weekly, monthly and quarterly reporting of results.  As a member of management, Mr. Busshaus' efforts contributed to the revenue growth and market share increases in a market that was categorized as saturated.

From 1988 to 1993, Mr. Busshaus worked for JC Penney as Senior Auditor, and was responsible for setting the annual audit plans with the Senior Management team of Eckerd Drug, a wholly owned subsidiary of JC Penney.  Mr. Busshaus’ efforts led to changes in many internal controls that presented material weaknesses, which if not modified could have lead to inappropriate spending of company money.

Mr. Busshaus graduated Magna Cum Laude from Clarion University in 1985 and began his career with Ernst and Young.  Mr. Busshaus earned his CPA while with Ernst and Young and worked on multiple engagements in various industries during his three year tenure.

David Mansueto, Director.

Mr. Mansueto, age 29, has been serving as a director for Wizzard's most recent acquisition, Webmayhem, Inc., dba “Liberated Syndication,” since the founding of the business in 2004.  Mansueto handles creative planning and strategic decision making for Liberated Syndication and Wizzard Media.

From 2004 to 2007, Mr. Mansueto founded and ran Liberated Syndication, the largest podcast hosting business in the world.

From 2001 to 2004, Mr. Mansueto was engaged in the performance and digital arts, and produced many performance series in the Pittsburgh area including a regular public access talk show that featured local artists, entrepreneurs and politicians.

In 2000, Mr. Mansueto co-created Emayhem.com, one of the web's first user generated online communities.

In 1996, Mr. Mansueto attended the University of Pittsburgh to study theatre, film and music.  Mr. Mansueto was awarded the top prize at the American College Theatre Festival for his sound design work on the premiere stage production of The Hudsucker Proxy.

In 1995, Mr. Mansueto was employed at Blue House Productions, a Washington D.C. based music studio.

Family Relationships.

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.

During the past five years, none of our present or former directors,

executive officers or persons nominated to become directors or executive  officers:

•

was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•

was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•

was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

was found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of August 22, 2007:

DIRECTORS AND EXECUTIVE OFFICERS

Name and Address	Title	Number of Shares Beneficially Owned	Percent of Class (1)
Christopher J. Spencer 5001 Baum Blvd. #770 Pittsburgh, PA 15213	Director, President and Chief Executive Officer	3,057,934	7.2%
Armen Geronian 5001 Baum Blvd, #770 Pittsburgh, PA 15213	Director and Chief Technical Officer	2,909,667	6.9%

Gordon Berry 5001 Baum Blvd. #770 Pittsburgh, PA 15213	Director	568,150	1.3%
David Mansueto 5001 Baum Blvd., #770 Pittsburgh, PA 15213	Director	1,004,468	2.4%
John Busshaus 5001 Baum Blvd. #770 Pittsburgh, PA 15213	Chief Financial Officer	75,000	< 1%
All officers and directors as a group (5 persons)		7,615,219	18.0%

(1)  Based upon 42,256,838 outstanding shares at August 22, 2007.

FIVE PERCENT STOCKHOLDERS

Name and Address	Title	Number of shares Beneficially Owned	Percent of Class (1)
Christopher J. Spencer 5001 Baum Blvd. #770 Pittsburgh, PA 15213	Director, President and Chief Executive Officer	3,057,934	7.2%
Armen Geronian 5001 Baum Blvd., #770 Pittsburgh, PA 15213	Director and Chief Technical Officer	2,909,667	6.9%
Voice Recognition Investment, L.P. 812 Kenmore Rd. Chapel Hill, NC 27514	Stockholder	3,774,186	8.9%
	Total	9,741,787	23.1%

(1) Based upon 42,256,838 outstanding shares at August 22, 2007.

Changes in Control.

To our knowledge, there are no present arrangements or pledges of our securities which may result in a change in control of Wizzard.

DESCRIPTION OF SECURITIES

Common Stock.

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.  On August 22, 2007, there were 42,256,838 outstanding shares of our common stock.

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors.  Common stock holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefore.  Upon liquidation, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholders after payment of all obligations.  Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

Penny Stock

Our common stock is “penny stock“ as defined in Rule 3a51-1 of the Securities and Exchange Commission.  Penny stocks are stocks:

•

with a price of less than five dollars per share;

•

that are not traded on a "recognized" national exchange;

•

whose prices are not quoted on the NASDAQ automated quotation system; or

•

in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account.  You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor.  This procedure requires the broker/dealer to:

•

get information about the investor's financial situation, investment experience and investment goals;

•

reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

•

provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

•

receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares.

Registration Rights

We have granted registration rights for all shares included in our registration statement and offered for resale by this prospectus.  In accordance with our agreement with the selling security holders, we were required to file the registration statement on or before July 30, 2007, and the registration statement must become effective on or before September 27, 2007 (October 29, 2007, in the event of a “full review by the Securities and Exchange Commission), or we will be liable to the selling security holders as liquidated damages an amount equal to one percent of the purchase price paid by such holder, increasing to two percent on each monthly anniversary thereafter until such event is cured.

Preferred Stock.

We have 10,000,000 shares of preferred stock authorized. The Board of Directors is permitted to issue preferred stock in series with differing preferences and rights.  Our Articles of Incorporation and Bylaws do not contain any provision that would specifically delay, defer or prevent a change in the control of our company.  However, preferred stock of this type is often used to resist unwanted takeovers, including takeovers that are favored by a majority of the independent stockholders.

On July 3, 2007, we filed with the Colorado Secretary of State Articles of Amendment containing a Certificate of Designation of Preferences, Rights and Limitations of Series A 7% Convertible Preferred Stock.  This Certificate of Designation established a series of 10,125 shares of Series A 7% Convertible Preferred Stock, of which 7,500 are currently issued and outstanding (the “Preferred Stock”).

The shares of Preferred Stock are convertible into shares of Wizzard’s common stock at a conversion price of $2.05 per share.  Each share of Preferred Stock shall have a par value of $0.001 and a Stated Value of $1,000.  Holders of the Preferred Stock will be entitled to receive cumulative dividends of 7% per annum for the first two years after issuance of the Preferred Stock and 18% per annum thereafter, payable on January 1 and July 1, beginning on January 1, 2008, either in cash or, at Wizzard’s option, in shares of Wizzard’s common stock.  Wizzard will have the right to force conversion of all or part of the outstanding Preferred Stock, plus all accrued but unpaid dividends and liquidated damages due with respect to the Preferred Stock, if, after the two-year anniversary of the effectiveness of the registration statement of which this prospectus is a part, the price of our common stock exceeds $6.15 for 10 consecutive trading days and the volume for each such trading day exceeds 100,000 shares of common stock.  Beginning two years after the issuance date of the Preferred Stock, we may also elect to redeem all (but not less than all) of the then outstanding Preferred Stock at a total price of:  (i) 125% of the aggregate Stated Value then outstanding; (ii) accrued but unpaid dividends; and (iii) all liquidated damages and other amounts due with respect to the Preferred Stock.  On the occurrence of certain Triggering Events as defined in Section 9(a) of the Certificate of Designation with respect to the Preferred Stock, each holder will have the right to require Wizzard to redeem all of the holder’s Preferred Stock or to increase the dividend rate on that holder’s Preferred Stock to 18% per annum thereafter.

Warrants.

Warrant Table

The following is a description of our outstanding warrants:

Holders	Date of Grant	Term	Number of Shares	Per Share Exercise Price
Alpha Capital AG	5/9/06	(1)	293,333	$2.27
Genesis Microcap Inc.	5/9/06	(1)	73,333	$2.27
Whalehaven Capital Fund Ltd.	5/9/06	(1)	146,667	$2.27
Alpha Capital AG	11/3/06	(2)	275,000	$2.05
Genesis Microcap Inc.	11/3/06	(2)	131,250	$2.05
Whalehaven Capital Fund Ltd.	11/3/06	(2)	187,500	$2.05
Alpha Capital AG	11/3/06	(3)	550,000	$2.00
Genesis Microcap Inc.	11/3/06	(3)	262,500	$2.00
Whalehaven Capital Fund Ltd.	11/3/06	(3)	375,000	$2.00
Enable Growth Partners LP	6/29/07	(4)	1,036,585	$2.85
Enable Opportunity Partners LP	6/29/07	(4)	121,951	$2.85
Pierce Diversified Strategy Master Fund LLC	6/29/07	(4)	60,976	$2.85

Canada Pension Plan Investment Board	6/29/07	(4)	609,756	$2.85

(1) These warrants are exercisable until 5:00 p.m. EST on May 9, 2009.

(2) These warrants are exercisable until 5:00 p.m. EST on November 3, 2009.

(3) These warrants are exercisable until 5:00 p.m. EST on November 20, 2007.

(4) These warrants are exercisable until 5:00 p.m. EST on June 29, 2012.

INTEREST OF NAMED EXPERTS AND COUNSEL

We have included our financial statements as of December 31, 2006, and 2005, in reliance on the report of Gregory & Associates, LLC of Salt Lake City, Utah, independent certified public accountants.  Gregory & Associates, LLC has no interest, direct or indirect, in our company.

Branden T. Burningham, Esq., of Salt Lake City, Utah, is counsel for our company.  Mr. Burningham has no interest, direct or indirect, in our company.  Mr. Burningham has prepared the registration statement and this prospectus and will provide any legal opinions required with respect to any related matter.

We have not hired any expert or counsel on a contingent basis.  No expert or counsel will receive a direct or indirect interest in our company, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of our company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless limited by a Colorado corporation’s articles of incorporation, Section 7-109-105 of the Colorado Code authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.  Section 7-109-107 extends this right to officers of a corporation as well.

Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith.  Unless limited by the articles of incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

Pursuant to Section 7-109-104, a corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102.  Unless limited by the articles of incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Article VIII of our Bylaws reiterates the provisions of Section 7-109-102 of the Colorado Code, and extends this protection to our officers and employees.  Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contend ere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to Wizzard for negligence or misconduct in the performance of his or her duties.  This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners:

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order of the court or administrative agency having jurisdiction of the action, suit or proceeding;

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resolution of a majority of the non-interested members of the Board of Directors;

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if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors;

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resolution of a majority of the quorum directors at any meeting; or

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an order of any court having jurisdiction over us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

Management does not believe that any of our directors are independent.

DESCRIPTION OF BUSINESS

OVERVIEW

Founded in 1995, the business of Wizzard includes software and hardware products and services that focus on speech recognition and text-to-speech technology.

Speech recognition is used for three basic things: 1) It allows humans to talk commands to a computer (directly to a PC, in a car, over a phone system, etc.) and have those commands executed.  For example, you can say, "open my email" to your PC, "give me directions to McDonalds" to your car, or "order a pay per view movie" in response to questions being asked by a telephone answering system.  2) In addition to commands, speech recognition allows for fast, accurate transcription of the spoken word.  Examples include: a doctor dictating patient notes, a nurse calling in updates on a home health visit, a lawyer dictating briefs.  3) The third most common use for speech recognition, and one that Management believes has the most potential for Wizzard, is speech recognition's ability to turn audio recordings into text.  For example, a conference call can be recorded and then sent through one of our speech recognition engines and a transcript of the call will now be available for notes, for others to read, etc.  Another example, and an area of great interest to Wizzard, is turning audio "podcasts" into text.  Once completed, this will allow consumers, advertisers and others to search and locate information inside an audio file on the internet.

Text-To-Speech technology is basically the opposite of speech recognition.  It is the ability for a computer, ATM machine, your car, etc, to talk in a human sounding synthetic voice.  This technology can be used in things such as flight simulators, allowing for interaction between a trainee and a simulated air traffic controller.  It is also used in ATM machines for the visually impaired.  Another use for text-to-speech “TTS”, and one Management believes has the most immediate potential for Wizzard, is in its ability to turn text, found on the internet, into audio recordings that can then be downloaded and listened to while commuting, working out, sitting on the beach, etc.

Wizzard provides software programming tools and services which allow companies to incorporate speech technology into their products and services.  We offer speech technology software programming tools and speech engines from AT&T and IBM for which we receive a royalty for each licensed copy of these engines distributed with our customer's products and services.

Our speech based products and services include:

Podcasting Hosting - We entered this industry in July 2006, through the acquisition of Switchpod.com and two months later, through the acquisition of Blastpodcast.com. Subsequently, in 2007, we closed our acquisition of Liberated Syndication (Webmayhem, Inc.), the largest podcast hosting company in the world.  We currently distribute over 2 million podcast downloads a day and are working to incorporate our speech technology into the hosting system so that the audio and video used in podcasting can be turned into text for various uses, and text found on the internet, such as blogs and online newspaper sites, can be turned into audio for podcasting distribution.

Speech Products - Rex The Talking Prescription Bottle "talks" to the patient, allowing him or her to distinguish what type of medication is in the bottle along with information on dosage and refill instructions. Initially, Rex was manually recorded by a pharmacist using a built-in microphone. Now, with Wizzard's text-to-speech technology and programming expertise, Rex can be automatically loaded with verbal instructions directly from the label data, saving pharmacists valuable time and significantly lowering the chance for error. Wizzard also offers a "starter kit" for caretakers to provide in-home talking prescription bottles.

Speech Tools - Wizzard's proprietary VoiceTools are programming tools for software developers to incorporate the speech technology of their choice into their products and services in a fast, efficient and inexpensive manner.  VoiceTools have been distributed over 100,000 times since their creation in 2000. In addition to our own marketing efforts, IBM promotes our VoiceTools on their website through a linking agreement with Wizzard.  Wizzard also markets IBM and AT&T developer tools through agreements with those companies and receives a portion of the licensing fees collected.

Speech Engines - Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world, as well as speech recognition engines from IBM. Wizzard receives payments for each copy/license distributed by its customers and in turn, pays a percentage of that payment to IBM or AT&T.

Speech Services - Wizzard provides support, customized programming and other speech related services to businesses and software programmers worldwide. These services compliment Wizzard's Voice Tools and other programming-oriented product lines and assist in putting the speech engines Wizzard distributes for IBM and AT&T into customers' products, resulting in royalty payments for each copy/license distributed by the customer.

Home Healthcare Services - Interim HealthCare of Wyoming is a state licensed and Medicare certified home health agency. In addition, Interim HealthCare of Wyoming provides temporary staffing of healthcare professionals to facilities across the states of Wyoming and Montana.

Our principal executive offices consist of approximately 3,100 square feet of office space located at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213.  Our telephone number is (412) 621-0902.  We also maintain offices in Casper, Wyoming and Billings, Montana for our Home Health Services.  We have sales representatives located in New York, Chicago, Florida, New Jersey and Cleveland and a total of 37 full-time and approximately 95 part-time employees.

BUSINESS

Our core business has been, and remains, focused around many aspects of speech technology.   We offer companies the products, tools and services to incorporate speech technology into their products and services.  Through acquisitions, we also offer speech based products and services directly to consumers.  Below is a breakout of our business, from our most recent entry into speech technology for online media (podcasting) to our legacy business of offering core speech engine tools for developers and speech technology solutions for the healthcare industry.

1.  Wizzard Media

In late 2005, Wizzard's Speech Technology Group began to receive reverse inquires regarding our ability to turn text based blog into an audio so that bloggers may create a podcast to be downloaded by their subscribers.  This specific type of inquiry became voluminous enough for us to investigate the podcasting industry and how we could capitalize on this growing customer demand.

Podcasts are audio and video "shows" created by all types of people on standard personal computers.  Currently, podcasts are 80% audio and 20% video and are similar in format to a radio or TV show.  These shows average twenty minutes in length and range in topics from comedy to sports to fashion.  Due to the thousands of different niche topics, podcasting’s ability to reach highly targeted audiences is a very appealing proposition for both national and local advertisers.  They can be subscribed to for free and accessed through new media aggregators such as Apple's popular iTunes.  Podcasts are listened to or watched on Apple’s iPod along with almost any MP3 player, Sony’s PlayStation Portable, many new cell phones, Tivo units, and can also be played online using a standard PC.  Every time a new episode is released from the podcast creator (approximately three times per month): it is automatically downloaded to a subscriber’s computer and can be transferred over to an iPod or MP3 player with ease.  Podcasts provide a new and exciting medium for information and entertainment distribution. Podcasts are enjoyed by consumers around the world while at their computer, exercising, on flights, at the beach, in their cars, or on the subway and with the introduction of Apple TV, sitting at home in their living room.  One of the biggest reasons for the success of podcasting is due to the fact that, unlike traditional radio and television, consumers can enjoy podcast shows where they want, when they want, putting the control of media consumption back into the consumer’s hands.

It soon became apparent that both TTS and Speech Recognition could and would play a major role in the success of online “new media” and podcasting.  Wizzard decided to respond to these continuing daily inquiries from bloggers and online newspaper web sites by leveraging our high quality AT&T Natural Voices and IBM ViaVoice portfolio speech offerings.  Wizzard has never come across an industry where our technology and expertise can have such a direct impact on the bottom line as with podcasting.

In mid 2006 we began an acquisition strategy to enter the podcasting industry which began with Switchpod.com, included Blastpodcast.com and peaked in early 2007 with the acquisition of Libsyn.com.  All three of these companies provide podcast hosting services.  When one creates a podcast, they upload it on the internet to a host, who creates an individual RSS feed and then continuously broadcasts the show out to anyone who subscribes.  Podcast hosts also maintain viewer statistics, blogs, web pages and a host of other tools and services for podcasters to broadcast, manage and promote their shows.  Wizzard’s management chose podcast hosting as the entry point for its new venture based on several factors:  1) consistent interaction with the

podcasters, 2)   accurate download statistics - important to advertisers, 3) the insertion point for advertising into the RSS feeds, 4) hosting of podcast files for speech recognition purposes 5) hosting capabilities and expertise for other speech recognition and text to speech services not associated with podcasting.

Wizzard Media is the newly launched division for our new media business.  Wizzard Media is focused on the podcasting industry and how speech technology, when incorporated into the podcasting mix, can have a significant impact on the industry while creating important opportunities for the monetization of podcasting content.  As the world's largest podcasting network, Wizzard Media currently broadcasts over 80 million podcast shows each month and is growing at a monthly rate of over 10% per month.   Combined, the newly acquired companies downloaded over 450 million podcast shows in 2006.  With the recently launched Mini Shuffle iPod, Apple TV and iPhone, we expect podcasting to continue to grow at the same rate for some time to come.  Several of the accomplishments of Wizzard Media in 2006 and early 2007 include:

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Acquires Top Podcast Hosting Provider Switchpod.com

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Podcast Downloads from Switchpod.com Reach 1.25 Million in September

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Acquires Second Podcasting Company Blastpodcast.com

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Harvard Extension School chooses Switchpod.com to Host Course Podcasts

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Announces Launch of Audiobook Collection on the Switchpod Network

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Announces 2.1 Million Podcast Downloads from Switchpod.com for November

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Signs LOI to Acquire Libsyn - Largest Podcasting Hosting Service in the World

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Announces Podcast Downloads from Switchpod.com surpass 3 Million in December

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XA Interactive Signs to Expand Reach for Event Promotion with Podcasting

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Press from Miami Herald, Chicago Tribune, INC Magazine, Redherring

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Wizzard Media Closes Acquisition of Libsyn

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Hilary Duff Teams with Wizzard Media for Podcast Distribution

One third of the Top 25 ranked podcasts in their respective categories in iTunes are broadcast by Wizzard Media.  We broadcast over two million podcast episodes per day from 8,000 unique podcast shows for a total of over ten million (10M) hours of monthly programming.  These podcasts are consumed by millions of people around the world creating what management believes to be a very compelling platform for brand advertisers.  We strongly believe that Wizzard Media is uniquely positioned to capture a significant portion of total advertising spending on podcasts as we offer a rich inventory of popular content, strong consumption statistics and geographically targeted advertising capabilities.  While there can be no future pricing guarantees, the podcasting industry is currently charging, and plans to continue to charge, between $.03 and $.05 per downloaded ad.  The ads tend to be no longer than 15 seconds and several ads can be inserted in one 20 minute episode.

Today, podcasts are found by consumers in various fragmented directories based on the short description that the podcaster inputs to describe their content.  In order for viewers/listeners to find podcasts that are truly interesting to them they have to sort through long lists of shows.  In addition to turning text-based online content (blogs) into audio files for podcasting purposes, Wizzard is working to incorporate our highly accurate, server-based speech recognition technologies into the Wizzard Media network. Wizzard plans to simplify the search process by allowing audio and video podcasts to be automatically fed through its speech recognition system creating a transcript of each podcast. This feature will allow listeners to type in key words and find relevant podcasts based on the full content of each and every podcast episode.

Using our new WizzScribe speaker independent speech recognition product we can transcribe podcasts and use the resulting text to better index podcasts with popular search engines, to provide transcriptions for interested parties, to search for explicit content for compliance purposes and to assist advertisers in matching their brands with the appropriate content.  With the rapid adoption of audio and video based content on the internet (Web 2.0), we see this new hosted speech recognition engine and text-to-speech service as a critical component in the monetization of audio/video businesses that are taking hold across the internet and around the world.

Wizzard Media will be the catalyst for attracting sponsors and advertising opportunities for the podcasts we currently broadcast using speech recognition to match advertisers with very specific, engaging shows, catering to a wide variety of mainstream and niche markets.  Applying our geographical targeting capabilities we can find strong, relevant advertising opportunities for local businesses in addition to national brands, which is a significant revenue generating opportunity for Wizzard and for our content producers.  Advertisers and consumers alike want relevant, focused advertisements, something clearly lacking in today's digital media offerings, yet can be accomplished using our combined technologies and skills.  For example, if Ford Motor Company wants to advertise in all podcasts that discuss cars, a strategic search can be performed across the entire Wizzard Media network for all podcasts that discuss relative words at any place in the audio/video show, such as automobiles, trucks or minivans.  Using our dynamic advertisement insertion technology we can insert the ad in the front, the back or even at a very specific point inside the podcast where it is most relevant to the listener.  Management believes this fundamental new feature gives Wizzard Media a strong competitive advantage making it easier to attract advertisers and sponsors who want to successfully align their brand of products and services with high-value content and a targeted audience on our network. Management’s research shows that consumers don’t mind advertisements to support their favorite podcasts when those ads are interesting and relevant.

Wizzard Media is considered the de facto leader in the podcasting distribution business and as we introduce our speech technologies to our hosting services, we strongly believe we will be strategically positioned to maximize revenue generation for the shows we broadcast.

2. Speech Technology and Services Group

Wizzard Software's Speech Technology and Services Group sells and licenses speech programming tools, related speech products and services, and distributable speech engines in over 13 languages worldwide.  Wizzard receives the majority of its sales leads through arrangements with IBM and AT&T, as well as through our own internet marketing efforts through Google, Yahoo and other major internet search engines.

The Technology & Services Group (T&S Group) is a cross divisional team within Wizzard that consists of the Technology and Services department (T&S), plus key members of Wizzard's development, MIS, and marketing groups. Together, we are working to implement our strategy to increase market share and brand awareness and become the preferred supplier of speech technologies and services for both domestic and international business developers.  The T&S Group plans to increase overall revenue by significantly expanding its customer base, product portfolio and customer reach through a continued focus on three imperatives: best technologies; best pricing; and responsive support.

Over the course of 2006 our Speech Technology and Services Group helped many companies add speech technology to their products or services through our speech programming tools and consulting services.  The number of quarterly royalty reporting customers is growing each quarter and we have several customers who have the potential to require large volume licenses in the coming quarters.  We see interest in our products and services from industry segments such as emergency alerts, e-books, podcasting, telephony IVR and the healthcare market, while we maintain internet marketing efforts on Google, Yahoo and Apple websites.  Our speech offerings continue to make an impact in the assistive and education categories. Many leading developers of assistive and educational products have repeatedly chosen Wizzard as their source for text-to-speech technology. Higher Education and commercial offerings are using speech technology to provide accessibility of text books and learning materials to impaired students.  The increase in large, high profile customer adoption of our products, combined with the new, improved speech technology coming from our partners, plus the growing acceptance of enabling technologies like VoIP, wi-fi and podcasting, we remain very optimistic regarding the future of our Speech Technology & Services business.

Some of the highlights for the Speech Technology & Services Group in 2006 include:

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Expanded Distribution Agreement with IBM to Include Asia Pacific Region

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e-Spindle Learning Inc wins Parents' Choice Award for Online Spelling Tutor

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Harley Davidson and Electronic Arts both became Wizzard customers.

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ASCOM  launched a parking machine system at Atlanta International Airport

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GAI-Tronics launched Call Management System using AT&T Natural Voice

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Evolve achieved Greater Than 98% Accuracy using IBM ViaVoice

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Wizzard’s royalty reporting customers grew by 30% Quarter over Quarter

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Wizzard continued to achieve a high level of "new" contract activity

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Wizzard continued to see potentially large dictation and TTS port licensing prospects

T&S Group continues to focus on our core Assistive Application and Medical Dictation markets and continues to add new customers in the ATM and Simulator categories throughout 2006 and 2007.  Alert/broadcasting, which began to emerge as a customer category in 2005, has continued to grow and additional inroads have been made with TTS in the deployment and development of dictionary and game applications.  Significant prototyping activity has been accomplished in the dictation services industry using speech recognition and the protocol supportive attributes of our TTS offerings have been enhanced to support customer requests for large IVR type applications.

In 2006, we announced a significant update to our server based text-to-speech offering which put us in a position for the first time to meet the needs of large call centers and other IVR specific markets.  This is a result of almost a year of internal discussions and planning and is one of the most strategic updates to our product offerings we've ever made.  Another announcement we made in 2006 is that of an extremely accurate, speaker-independent, server based speech recognition engine.  With the rapid adoption of audio and video based content on the internet (Web 2.0), we see this new speech recognition engine as a critical component for the monetization of the audio/video businesses that are taking hold across the internet and around the world.

Management believes a shift in customer demand is underway from the purchase of stand alone speech engines to a more hosted services type offering.  We believe we are well positioned to capture the growing demand for hosted speech solutions with our recently announced server based text to speech offerings as well as our server based speaker independent speech recognition products.  With the recent acquisition of three hosting systems we now have the internal expertise and network platform to quickly begin offering hosted speech services.  Our first foray into a hosted speech solution was WizzTones for Skype.

WizzTones for Skype was released to unexpected fanfare and garnered a significant amount of press.  To promote the product, we announced the release on Business Wire and placed the trial version on multiple download websites.  We were also able to secure a listing on the Skype site.  In March 2006, we created a Google AdWords campaign for WizzTones and almost immediately the number of visitors to the site tripled.  In the 4th quarter of 2006, Wizzard announced official Skype certification and a co-marketing deal with Skype for our WizzTones product.  In early 2007, we expanded our relationship with Skype as WizzTones was included as a part of  the official download of Skype.

3.   Speech Products Group - Healthcare

Branded with the name "Rex," the Talking Prescription Bottle allows end-users to "hear" medication instructions when reading a medication label is not practical or possible.  There are several billion prescriptions filled each year in the U.S. and pharmaceutical errors create billions of dollars of additional medical spending with the number one error being identified as labeling problems and education. Using unique microprocessor electronics and Wizzard's advanced text-to-speech technology, pharmacists can automatically create a "talking" label while the traditional instruction label is being printed. At the push of a button, the prescription bottle talks to the patient, telling him or her the name of the medication, the dosage the patient should consume, the frequency of administration, refill instructions, warnings and other important information necessary to educate and help people take their prescription medication properly.

Some of the Speech Products Group's Accomplishments in 2006 include:

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University of Michigan obtains Federal Grant to dispense in Rex.

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Inventables includes Rex in their Q1 2007 catalogue.

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MedivoxRx testified before the Maryland Ways and Means Committee for Rex

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MedivoxRx meets with Assemblymen from New York State to initiate legislation

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MedivoxRx meets with Senator Clinton's staff to discuss VA adoption of Rex

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One large nationwide pharmacy chain commits to a Rex pilot program

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Received replenishment orders for various VA Hospital locations

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Signed Griffin Hospital in Connecticut to carry Rex

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Signed Arkansas School for the Blind and Delaware Association for the Blind

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The Kaiser Permanente Northern California region has begun reordering

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The Kaiser Permanente Southern California region has begun ordering

In September of 2006, MedivoxRx announced that Kaiser Permanente will offer Rex-The Talking Prescription Bottle in 140 Northern California Kaiser Permanente pharmacies and health care facilities.  In all of these locations, Kaiser Permanente pharmacists will provide prescriptions to their patients in Rex talking bottles at no cost to the patient.  Kaiser Permanente is America's leading integrated health care organization.  Founded in 1945, it is a not-for-profit group practice program headquartered in Oakland, California. Kaiser Permanente serves more than 8.5 million members in nine states and the District of Columbia.

Our Marketing department, working closely with the MedivoxRx Technologies group, achieved significant national media coverage for Rex in the third quarter of 2006.  In July, Rex made front page news in the San Diego Tribune Review with a story that focused on how Rex helped a local couple, both of whom are blind, to improve and make safe their medication routines.  Based on an announcement with TSSI, several morning shows in San Diego County produced segments on Rex, as did one evening news program.  Following the announcement with Kaiser Permanente, NBC 11 in San Francisco produced a news segment about Rex and how it is helping California's blind residents.  This story was widely distributed in the United States and appeared in over 39 markets and in most major U.S. cities coast to coast, including New York, Chicago, Las Vegas and Los Angeles.

We plan to continue to work with legislators in several states that support legislation requiring pharmacies to carry assistive aid devices that help ensure patient safety.  We have received attention and support from members of Congress at the Federal and State levels in conjunction with the proposed legislation in Maryland.  We are continually challenging our sales and marketing strategies and our delivery of product to achieve better customer satisfaction, market share and operating results. The ability for the elderly and visually impaired to fully comprehend their prescription medication instructions is as necessary as ever as new drugs are constantly introduced to the market and medication combinations make following dosage instructions critical.

4.   Speech Services Group - Healthcare

With our acquisitions of Interim Healthcare of Wyoming in September of 2005 and more recently, Professional Nursing Personnel Pool, in April of 2007, we continue to be excited about the impact our speech technology can have on the home healthcare industry.  Based in Casper, Wyoming and now, in Billings, Montana, Interim Health Care of Wyoming has been serving its community for fifteen years and is part of the fast growing home health segment of the healthcare industry, providing a wide range of visiting nurse services to the elderly, wounded and sick. It is one of the 300 home health agencies that comprise Interim Health Care, the largest home healthcare franchise in the United States.

We believe that our speech technology (WizzScribe transcription service, MedOasis InfoPath forms, ViaVoice speech medical recognition, etc.) can make a significant impact on the bottom line of HHC agencies.  Both Wizzard's management and owners of our targeted home health care agencies believe that strong synergies exist among the services they offer, the compliances they must adhere to, the job functions of their workers, our WizzScribe transcription product, medical speech recognition dictation and form-fill applications. Currently, most nurses and health aides fill out mandatory paperwork by hand while owners of the home healthcare agencies continuously strive for timely and accurate data.  With a 10% to 25% rejection rate, and 25% to 50% of a worker's time spent filling out paperwork, having the ability to quickly collect and submit accurate data for payment forms and other aspects of the home healthcare business is a compelling proposition.  We believe that using your voice is the most efficient, accurate method for entering and retaining medical records in this thriving vertical market with almost no competition for us in speech technology implementations.

Our home healthcare business continues to be a strong, strategic part of our business as our country's population ages and new methods of patient data capture become critical components for delivering high quality, affordable healthcare services in a patient's home.  Although this has been a gradual process, we believe that we are building a solid business that will offer a complimentary package of new technology and traditional services.  Our people are our most important asset at Interim of Wyoming, and we will continue to invest in the development of our nurses, aids and staff while providing them with new speech-based applications to assist them in offering the best possible service for our referrers and the highest quality of care to our patients.  We are currently expanding our territory within the state of Wyoming as a result of the state's willingness to increase Medicaid payments by up to 30%, and we expect insurance providers within the state to follow suit.  Traditionally, the medical industry is the largest user of speech recognition, and we continue to see huge potential in applying our speech technologies to the home healthcare market so that our people can deliver the most cost effective, personal care possible.  Over time, we believe our business strategy will pay off, providing robust, balanced and steady growth.

The State of Wyoming continues to show strong economic growth and while that increases Interim’s service population it does pose some particular challenges in the areas of recruitment and retention.  We are exploring possibilities for recruiting for persons in more depressed areas of the country looking for relocation possibilities.  Any results would be realized over the next several months and may not have immediate impact.  The staffing business has experienced results from the statewide sales promotional visits that occurred in third quarter of 2006.  Two healthcare organizations signed contracts with Interim HealthCare who have never conducted business with Interim in the past.  In the 4th quarter of 2006, the staffing business increased sales by 22.68% compared to the 4th Quarter of 2005.  Overall, our sales remain strong and the case mix of clients served remains consistent.

General and Administrative

In 2006, management closed a subscription agreement by which three institutional investors purchased $2.375 million in unsecured debt from the Company.  The subscription agreement, including notes and warrants if fully exercised, will bring the aggregate gross proceeds realized to approximately $6.23 million for the Company.

The Wizzard Internal System, which was created as an internal workflow system to run a substantial portion of Wizzard's internal operations, was updated and ten new modules were added in 2005, covering e-commerce credit card processing, purchase order streamlining, order entry and customer payment scheduling.  This system has made our workers more efficient, and management believes that as we refine the system, we will see an increase in employee productivity.

Research and Development

During the calendar years ended December 31, 2006 and 2005, the Company spent $76,150 and $69,089, respectively, on research and development.

Necessary Material

Beyond basic materials such as CD-ROMs, jewel cases that hold the CD-ROMs and printing, which are all readily available from multiple sources, we depend upon two speech recognition companies to license us their speech recognition engines.  It is these engines upon which we create our applications.  We do not foresee any difficulty in continuing to license these engines, due to the competitive market between their manufacturers.

Licenses

We have the following licenses, which are integral to our business operations:

•

IBM ViaVoice speech recognition and text-to-speech engines; and

•

AT&T Natural Voices text-to-speech engine.

Patents Pending

MedivoxRx Technologies currently has two patents pending in the United States for the talking prescription medication bottle.

Environmental Compliance

We do not believe that there are any material laws, rules or regulations regarding environmental concerns that are applicable to our present or intended business operations.

Governmental Regulations

There are no present governmental regulations that are likely to affect our present or proposed business operations.  State sales taxes are not currently required to be collected on Internet sales, but any future sales tax requirements may affect our customer's purchasing decisions, and some purchasers may stop ordering products over the Internet.  Congress' four-year extension on the moratorium on state taxes and regulation of the Internet is scheduled to expire in November, 2007, and the effects of this cannot yet be predicted.

The integrated disclosure system for small business issuers adopted by the Securities and Exchange Commission in Release No. 34-30968 and effective as of August 13, 1992, substantially modified the information and financial requirements of a “Small Business Issuer,” defined to be an issuer that has revenues of less than $25 million; is a U.S. or Canadian issuer, is not an investment company, and if a majority-owned subsidiary, the parent is also a small business issuer, provided, however, an entity is not a small business issuer if it has a public float (the aggregate market value of the issuer’s outstanding securities held by non-affiliates) of $25 million or more.

The Securities and Exchange Commission, state securities commissions and the North American Securities Administrators Association, Inc. (“NASAA”) have expressed an interest in adopting policies that will streamline the registration process and make it easier for a small business issuer to have access to the public capital markets. The present laws, rules and regulations designed to promote availability to the small business issuer of these capital markets and similar laws, rules and regulations that may be adopted in the future will substantially limit the demand for “blank check” companies like our Company, and may make the use of these companies obsolete.

We are also subject to the Sarbanes-Oxley Act of 2002. This Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence. It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; prohibits certain insider trading during pension fund blackout periods; and establishes a federal crime of securities fraud, among other provisions.

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders of our Company at a special or annual meeting thereof or pursuant to a written consent will require our Company to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

We are also required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

Employees

Currently, we have 37 full time employees and approximately 95 part-time employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Results of Operations.

2006 Compared to 2005

Wizzard derives it revenue from the sale of speech recognition and text-to-speech programming tools, distributable engines and speech related consulting services and support.  Additionally, Wizzard derives revenues from the offering of home healthcare services through its wholly-owned subsidiary Interim Healthcare of Wyoming, Inc.  With entry into the podcast hosting business with  two acquisitions in 2006 and a third acquisition completed in the first quarter of 2007, Wizzard plans to generate revenues in podcasting through unique advertising opportunities created by adding its WizzScribe speech recognition and other text-to-speech products to the Wizzard Media network.

During 2006, Wizzard recorded revenues of $2,943,578, an increase of $1,249,503, or approximately 73%, from our revenues of $1,694,075 in 2005.  This increase was due primarily to the inclusion of our healthcare operation for a full year and in part to increased revenues from our talking pill bottle.

During 2006, cost of goods sold was $1,879,463, an increase of $888,458, or approximately 90%, over the 2005 figure of $991,005.  This increase was due primarily to the inclusion of our healthcare operation for a full year, as well as increased payments for technical support.  Wizzard generated a gross profit of $1,064,115 in 2006, versus a gross profit of $703,070 in 2005, an increase of 51%.

In 2006, Wizzard had operating expenses of $5,410,633, as compared to $5,163,209 in 2005, an increase of 5%.

Selling expenses increased to $578,722 in 2006, from $457,636 in the prior year.  This increase of 26% is due primarily to the increased sales and marketing efforts for our entry into the podcast hosting industry.

General and administrative expenses increased to $4,134,089 in 2006, from $3,150,259 in the prior year, an increase of 31%, due primarily to an increase in public relations services and an increase in wages due to the addition of personnel. Research and development expense increased to $76,150, from $69,089 in the prior year related to the development of our MRCP support for AT&T Natural Voices Server.

Wizzard incurred non-cash legal, public relations and consulting fees of $1,724,633 in fiscal 2006, as compared to $1,668,966 in 2005.  Of this non-cash amount in fiscal 2006, the non-cash amount includes $1,048,200 for investor relations, $501,690 was for general and administrative expense, and $130,343 for selling expense. For fiscal 2005, $1,328,200 was for investor relations, $229,664 was for general and administrative expense, $111,132 for selling expense.  Due to the increased liquidity of its common stock traded on the OTC Bulletin Board exchange, Wizzard has been able to pay for valuable and sometimes critical services with restricted and unrestricted common stock.  This has helped us to use our cash for general and administrative operations.  For all such stock issuances, we valued the stock at the market price at the close of the day of issuance.  All related expense was recorded the same day.

During 2006, Wizzard performed its annual test of impairment of goodwill and intangible assets by comparing the net carrying value including goodwill of the assets with the present value of future cash flows.  Fair value was estimated using the expected present value of discounted future cash flows of the businesses within Wizzard.  When making these estimates, we were required to make estimates of future operating trends and judgments on discount rates and other variables. Actual future results and other assumed variables could differ from those estimated.

The result of the annual impairment test indicated that the carrying value of goodwill and intangible assets exceeded their implied fair value and an impairment charge of $289,670 was recorded in the consolidated statement of operations during 2006. All of the goodwill impaired relates to the acquisition of the assets of both Switchpod Technology and Blastpodcast Inc.

Interest expense decreased to $184,421 in 2006, from $1,538,736 in 2005, due to the $1,400,000 discount on our $1,400,000 5% convertible note payable issued in 2005 related the conversion feature and warrants issued in connection with the convertible note payable.

Net loss decreased 20% to $4,793,723 in 2006, as compared to a net loss of $5,966,862 in 2005.  Basic and diluted loss per common share was $0.14 in 2006, compared to $.20 in 2005.

Six months ended June 30, 2007, and 2006.

During the six month period ended June 30 2007, Wizzard recorded revenues of $2,154,023, a 56% increase over revenues of $1,384,437 for the same period in 2006.  The increase in revenues in the six months ended June 30, 2007, was due to the expansion of our podcast hosting and healthcare operations.

In the six months ended June 30, 2007, cost of goods sold totaled $1,493,995, an 81% increase as compared to $825,238 in the six months ended June 30, 2006. The increase in cost of goods sold was due to the expansion of our podcast hosting and healthcare operations.

Wizzard recorded total operating expenses of $4,566,412 during the six months ended June 30, 2007, a 107% increase as compared to operating expenses of $2,201,652 in the same period of 2006.  General and administrative expenses totaled $3,815,889 in the first six months of 2007 versus $1,346,758 in the first six months of 2006, an increase of approximately 183%. This increase is due primarily to an increase in consulting fees, as well as an increase in employee and payroll related expense with the expansion of our podcast hosting and healthcare operations.  Wizzard used common stock to pay $2,320,270 of the increase in General and Administrative expenses.

Selling expenses in the first six months of 2007 were $387,928 versus $225,058 in 2006.  This 72% increase was due primarily to the expansion of our podcast hosting and healthcare operations.  Research and Development expense increased to $93,124 in the first six months of 2007 from $23,168 in the first six months of 2006.

In the first six months of 2006, Wizzard recorded $606,668 of compensation for re-pricing of warrants. In the first six months of 2007, Wizzard recorded interest expense of $269,472, to extend the expiration date of certain warrants.

Wizzard's net loss was $4,240,299, or $0.11 per share, in the six months ended June 30, 2007.  This represents a 118% increase from our net loss of $1,946,454, or $0.06 per share, in the first six months of 2006.  Total non-cash expenses for the first six months of 2007 was $2,912,541, a 98% increase from non-cash expenses of $1,467,935 in the first six months of 2006, primarily due issuance of stock for consulting services.

Liquidity and Capital Resources.

Current assets at December 31, 2006 included $3,056,704 in cash and accounts receivable, an increase of $1,888,048 from our cash and accounts receivable of $1,168,656 at December 31, 2005.  On October 27, 2006, we closed a $2,375,000, 5% convertible note subscription agreement.

During fiscal 2006, our operating activities used net cash of $1,430,431, as compared to $1,118,830 in net cash used by operating activities during 2005.

In 2006, depreciation and amortization expense was $71,956, which was up from $44,889 in 2005. This increase was attributed to a full year of depreciation for our Interim Healthcare of Wyoming subsidiary.

Net cash used in investing activities decreased to $59,608 in 2006, versus $496,581 in 2005.  During 2005, the Company paid $518,000 and issued 221,149 common shares to acquire Interim HealthCare of Wyoming, Inc.

In 2006, net cash provided by financing activities increased to $3,305,830, from $2,038,986 in 2005.  Cash of $1,205,656 was provided by the issuance of common stock in 2006, less the payment of offering costs of $0; in 2005, these figures were $682,918 and $8,433, respectively.  In 2006, we received $2,375,000 in proceeds from convertible notes payable versus $1,400,000 in 2005.

At December 31, 2006, Wizzard had working capital of $2,284,980, as compared to a working capital deficit of $303,800 at December 31, 2005.  This increase in working capital is due to cash provided by Financing Activities.  Specifically, the $2,375,000 in proceeds received from convertible notes payable, and the increase in net cash of $522,738 obtained from the issuance of common stock.

Cash on hand was $1,321,948 at June 30, 2007, an increase of $727,989 over the $593,959 on hand at June 30, 2006.  Cash used in operations for the six months ended June 30, 2007, was $1,613,821, an increase of 181% over the $574,344 cash used in operations for the six months ended June 30, 2006.  Cash used in investing activities was $400,902 primarily for the acquisitions of Libsyn and PNPP during the six months ended June 30, 2007.

In the first six months of 2007, Wizzard received $677,319 from the issuance of common stock.  We used common stock to pay $2,149,770 in consulting, investor relations and employee services during the six months ended June 30, 2007. In doing so, management believes we have conserved Wizzard's cash liquidity for operational purposes.

Wizzard believes it is still in the early stages of the new and developing speech technology market and podcast hosting services, and estimates it will require approximately $230,000 per month to maintain current operations and grow our podcasting business.

Off-Balance Sheet Arrangements

   None; not applicable

DESCRIPTION OF PROPERTY

Wizzard's offices are located at 5001 Baum Blvd., Suite 770, Pittsburgh, PA 15213.  They consist of approximately 3,100 square feet of space, which are rented for $3,925 per month.  The lease is currently month-to-month.  Wizzard also maintains offices in Casper, Wyoming and Billings, Montana for our Interim Healthcare operations which are rented for $4,750 and  $671 per month, respectively.  Both the Casper lease and the Billings lease are month-to-month.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons, Promoters and Control Persons.

Since the beginning of our last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any director or executive officer, nominee for director, five percent beneficial owner of our common stock, or immediate family member of a director, director nominee, executive officer or five percent beneficial owner of our common stock had or will have a direct or indirect material interest.

Parents.

Wizzard has no parents.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

Our common stock is currently traded on the OTC Bulletin Board of the NASD under the symbol "WIZD."  We can not guarantee that the present market for our common stock will continue or be maintained. In addition, the sale of: (i) shares of common stock that we have previously registered with the Securities and Exchange Commission: (ii) unregistered and restricted common stock pursuant to Rule 144; or (iii) a total of 1,829,268 shares of common stock underlying warrants, and 3,658,536 shares issuable upon conversion of preferred stock under this prospectus may substantially reduce the market price of our common stock.  See the caption "Recent Sales of Unregistered Securities," below.

The quarterly high and low closing bid prices for our shares of common stock since public trading of these shares for the last two years are as follows:

Quarter or period ending	Bid*
	High	Low
January 1, 2005 through March 31, 2005	$2.76	$1.85
April 1, 2005 through June 30, 2005	$2.10	$1.40
July 1, 2005 through September 30, 2005	$2.25	$1.60
October 1, 2005 through December 31, 2005	$1.97	$1.54
January 1, 2006 through March 31, 2006	$2.03	$1.70
April 1, 2006 through June 30, 2006	$1.98	$1.60
July 1, 2006 through September 30, 2006	$1.83	$1.53
October 1, 2006 through December 31, 2006	$3.15**	$1.84**
January 1, 2007 through March 31, 2007	$3.37	$2.45
April 1, 2007 through June 30, 2007	$2.74	$2.08

*  These bid prices were obtained from Pink Sheets, LLC, formerly known as the "National Quotation Bureau, LLC," and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

**  Reflects the payment of an 11 for 10 forward stock split on October 15, 2006.

Resales of Restricted Securities.

As of August 22, 2007, approximately 22,699,952 shares of our common stock were publicly traded.  We expect that this number will increase by up to the 6,658,536 shares that may be offered by this prospectus.  This increase in the available shares for public trading may dramatically reduce the price of our common stock on the basis of supply and demand alone.  In addition, in May, 2004, we registered a total of 2,472,526 shares of our common stock; in August, 2005, we registered an additional 2,800,001 shares; and in May, 2007 we registered an additional 3,741,250 shares, all on Registration Statements on Form SB-2.  The sale of all or any portion of these shares, as well as shares that are currently eligible for resale under Rule 144 of the Securities and Exchange Commission, may have a further negative effect on our stock price.

Holders.

As of the date hereof, we have about 367 stockholders of record.  This figure does not include an indeterminate number of stockholders who may hold their shares in street name.

Dividends.

We declared an 11 for 10 forward stock split on July 12, 2006 for the shareholders of record on October 15, 2006, which was distributed on October 31, 2006.  We have not declared any cash dividends on our common stock, and do not intend to declare dividends in the foreseeable future. Management intends to use all available funds for the development of our plan of operation.  There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans.

Equity Compensation Plan Information

The following information is provided as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	137,500	$1.59	19,795
Total	137,500	$1.59	19,795

For a description of our equity compensation plans as of December 31, 2006, see Note 9 of our audited financial statements for the calendar year then ended.

EXECUTIVE COMPENSATION

Cash Compensation.

The following table shows the aggregate compensation that we have paid to directors and executive officers for services rendered during the periods indicated:

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d) (1)	Stock Awards ($) (e) (2)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Christopher J. Spencer, President, CEO, former Treasurer	2005 2006	80,000 84,167	9,000 10,151	1,175 0	0 0	0 0	0 0	0 0	90,175 94,318

Armen Geronian, Chief Technical Officer, former Assistant Secretary	2005 2006	56,517 57,317	44,500 48,392	1,175	0 0	0 0	0 0	0 0	102,192 105,709
John Busshaus, CFO, former Controller	2005 2006	0 82,500	0 0	0 0	0 0	0 0	0 0	0 0	0 82,500

(1)

Consists of discretionary cash payments made over the course of the year indicated, at times different from the normally scheduled salary payments to the recipient.  These payments were not made pursuant to any agreement between the Company and the recipient, and were not based on performance.

(2)

Consists of shares of the Company’s common stock that were registered on Form S-8.

Outstanding Equity Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                               Option Awards                                                       Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Vested Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Christopher J. Spencer	0	0	0	0	0	0	0	0	0
Armen Geronian	0	0	0	0	0	0	0	0	0
Gordon Berry	0	0	0	0	0	0	0	0	0

Alan Costilo	0	0	0	0	0	0	0	0	0
John Busshaus	22,000	115,500	0	1.59	5/22/2016	0	0	0	0

Pension Table.

None.

Other Compensation.

None.

Compensation of Directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Christopher J. Spencer	0	0	0	0	0	0	0
Armen Geronian	0	0	0	0	0	0	0
Gordon Berry	0	0	1,850	0	0	48,000(1)	49,850
Alan Costilo	0	0	1,850	0	0	48,000(1)	49,850

(1) We paid these amounts to Messrs. Berry and Costilo as independent contractors, rather than as employees or directors.

Employment Contracts.

None.

Termination of Employment and Change of Control Arrangements.

None.

WIZZARD SOFTWARE CORPORATION

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheet, December 31, 2006	F-3

Consolidated Statements of Operations, for the years ended December 31, 2006 and 2005	F-4

Statement of Stockholders’ Equity for the years ended December 31, 2006 and 2005	F-5 to F-7

Consolidated Statements of Cash Flows, for the years ended December 31, 2006 and 2005	F-8 to F-11

Notes to Consolidated Financial Statements	F-12 to F-32

Gregory & Associates, LLC [Letterhead]

REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

Pittsburgh, Pennsylvania 15213

We have audited the accompanying consolidated balance sheet of Wizzard Software Corporation and subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting.  Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal controls over financial reporting.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Wizzard Software Corporation and subsidiaries as of December 31, 2006 and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet established profitable operations and has incurred significant losses since its inception.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regards to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/S/ Gregory & Associates, LLC

March 29, 2007

Salt Lake City, Utah

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEET

ASSETS

December 31, 2006
CURRENT ASSETS:
Cash	$ 2,685,068
Accounts receivable, net of $17,562 allowance	371,636
Inventory, net of $50,366 allowance	10,878
Prepaid expenses	47,487
Notes receivable	50,000
Total current assets	3,165,069
LEASED EQUIPMENT, net	107,880
PROPERTY AND EQUIPMENT, net	75,922
GOODWILL	945,795
OTHER ASSETS	3,582
Total assets	$4,298,248
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 337,758
Accrued expenses	376,776
Capital lease - current portion	37,813
Notes payable, net of discount of $2,267,400	107,600
Deferred revenue	20,142
Total current liabilities	880,089
CAPITAL LEASE, less current portion	81,411
Total liabilities	961,500
STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $.001 par value, 100,000,000 shares authorized, 35,214,615 shares issued and outstanding	35,215
Additional paid-in capital	27,570,632
Accumulated deficit	(24,269,099)
Total stockholders' equity	3,336,748
Total liabilities and stockholders' equity	$4,298,248

See accompanying notes.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2006	2005
REVENUE		RESTATED
Software	$ 813,514	$1,012,091
Healthcare	2,130,064	681,984
Total Revenue	2,943,578	1,694,075
COST OF GOODS SOLD
Software	529,342	495,045
Healthcare	1,350,121	495,960
Total Cost of Goods Sold	1,879,463	991,005
Gross Profit	1,064,115	703,070
OPERATING EXPENSES
Selling expenses	578,722	457,636
General and administrative	4,134,089	3,150,259
Research and development	76,150	69,089
Extension and re-pricing of warrants	332,002	294,258
Impairment of goodwill	289,670	1,191,967
Total Expenses	5,410,633	5,163,209
LOSS FROM OPERATIONS	(4,346,518)	(4,460,139)
OTHER INCOEM (EXPENSE):
(Loss) on disposal of assets	-	(4,527)
Interest on income	14,664	36,540
Extension of note payable	(382,500)	-
Interest expense	(183,421)	(1,533,906)
Interest expense - related party	(1,000)	(4,830)
Other income	105,052	-
Total Other Income (Expense)	(447,205)	(1,506,723)
LOSS BEFORE INCOME TAXES	(4,793,723)	(5,966,862)
CURRENT INCOME TAX EXPENSE	-	-
DEFERRED INCOME TAX EXPENSE	-	-
NET LOSS	$(4,793,723)	$ (5,966,862)

BASIC AND DILUTED LOSS PER COMMON SHARE	$ (0.14)	$ (0.20)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	33,217,094	30,334,269

See accompanying notes.

WIZZARD SOFTWARE CORPORATION

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Additional Paid in	Accumulated (Deficit)
	Shares	Amount	Capital	RESTATED
Balance, December 31, 2004	28,703,837	$28,704	$13,884,153	$(13,508,514)
Acquisition of minority interest in Wizzard Delaware	865,893	866	1,191,101	-
Class B Warrants issued in connection with convertible note payable	-	-	308,989	-
Class A Warrants issued in connection with convertible note payable	-	-	516,827	-
Value of Beneficial Conversion Feature of Convertible notes payable	-	-	574,184	-
Stock issued upon exercise of warrants at Prices ranging from $1.15 to $1.55 per share	617,104	617	682,273	-
Acquisition of Interim Healthcare	221,149	221	385,785	-
Stock issued upon conversion of notes payable and $11,915 in accrued interest at $.50 per share	246,235	246	111,679	-
Compensation for warrant which were re-priced and had an extension of terms	-	-	294,258	-
Stock issued for services and other non-cash expenses at pricing ranging from $1.85 to $2.35 per share	813,527	814	1,465,433	-

Continued

WIZZARD SOFTWARE CORPORATION

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Additional Paid in	Accumulated (Deficit)
	Shares	Amount	Capital	RESTATED
Stock issued upon the exercise of options for services at pricing ranging from $1.82 to $2.44 per share	107,177	107	202,642	-
Stock issued upon conversion of notes payable and $56,892 in accrued interest at $1.36 per share	336,790	337	458,923	-
Stock issued for debt relief at $1.89 per share	27,605	28	47,404	-
Net loss	-	-	-	(5,966,862)
Balance, December 31, 2005	31,939,317	$31,940	$20,123,651	$(19,475,376)
Stock issued for consulting services	850,728	851	1,454,833	-
Stock issued upon exercise of options for services	154,995	154	268,796	-
Stock issued upon exercise of warrants	1,024,356	1,024	1,204,634	-
Compensation for warrants which were re-priced and terms extended	-	-	332,002	-
Stock issued upon conversion of notes payable and accrued interest	824,504	825	991,891	-
Stock issued related to the acquisition of Switchpod Technologies' assets	145,715	146	249,226	-

Continued

WIZZARD SOFTWARE CORPORATION

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Additional Paid in	Accumulated (Deficit)
	Shares	Amount	Capital	RESTATED
Stock issued upon extension of note payable	247,500	247	382,253	-
Stock issued related to the acquisition of assets of Blastpodcast	27,500	28	40,473	-
Warrants issued in connection with convertible note payable	-	-	1,406,604	-
Value of Beneficial Conversion feature of convertible notes payable	-	-	968,396	-
Non cash compensation	-	-	147,873	-
Net loss	-	-	-	(4,793,723)
Balance, December 31, 2006	35,214,615	$35,215	$27,570,632	$(24,269,099)

 WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005
Cash Flows from Operating Activities
Net loss	$(4,793,723)	$(5,966,862)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on notes payable	107,600	1,400,000
Compensation for extension of debt	382,500	-
Compensation for re-pricing and extension of Warrants	332,002	294,258
Stock for non cash expenses	1,724,636	1,668,966
Impairment of goodwill	289,670	1,191,967
Loss on disposal of assets	-	1,743
Non-cash compensation - options issued	147,873	-`
Depreciation and amortization expense	71,956	44,889
Change in allowance for bad debt	(57,176)	(58,084)
Change in allowance for slow moving inventory	(11,314)	53,789
Change in assets and liabilities:
Accounts receivable	(15,081)	125,626
Inventory	17,314	17,158
Prepaid expenses	(20,974)	44,224
Accounts payable	122,805	27,601
Accrued expense	264,649	62,098
Deferred revenue	6,832	(26,203)
Net Cash Used in Operating Activities	(1,430,431)	(1,118,830)
Cash Flows from Investing Activities:
Notes receivable	(50,000)	-
Purchase of property & equipment	(9,810)	(18,776)
Proceeds from sale of property & equipment	-	3,000
Acquisition of Switchpod	202	-
Acquisition of Interim	-	(480,805)
Net Cash Used in Investing Activities	(59,608)	(496,581)
Cash Flows from Financing Activities:
Proceeds from the issuance of common stock	1,205,656	682,918
Proceeds from issuance of convertible note Payable	2,375,000	1,400,000
Payment of stock offering cost	-	(8,433)
Payments on capital lease	(35,250)	(10,423)
Payments on note payable	(239,576)	(25,076)
Net Cash Provided by Financing Activities	3,305,830	2,038,986
Net Increase (Decrease) in Cash	1,815,791	423,575
Cash at Beginning of Period	869,277	445,702
Cash at End of Period	$2,685,068	$869,277
Supplemental Disclosures of Cash Flow Information
Cash paid during the periods for:
Interest	$14,938	$23,874
Income taxes	$-	$-

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the Year Ended December 31, 2006

On January 19, 2006, the Company issued 110,000 restricted common shares valued at $180,000 for consulting services.

On January 23, 2006, the Company issued 42,080 common shares upon the exercise of options valued at $70,389 to employees and non-employees for services rendered.

On January 23, 2006, the Company issued 8,250 restricted common shares valued at $13,800 for consulting services.

We declared an 11 for 10 forward stock split on July 12, 2006 for the shareholders of record on October 15, 2006, which was distributed on October 31, 2006.  All references to stock issuances have been reflected in these financial statements.

On March 23, 2006, the Company issued 55,628 common shares in payment of a $75,000 note payable and $854 of accrued interest.

On March 29, 2006, the Company issued 55,672 common shares in payment of a $75,000 note payable and $917 of accrued interest.

On April 20, 2006, the Company issued 97,153 common shares in payment of a $125,000 note payable and $7,482 of accrued interest.

On April 20, 2006, the Company issued 45,100 common shares upon the exercise of options valued at $75,850 to employees and non-employees for services rendered.

On May 12, 2006, the Company recorded a $179,107 expense for the re-pricing of 513,334 warrants to purchase common stock from an exercise price of $2.27 per share reduced to $1.09 per share.  The warrants were immediately exercised.

On May 18, 2006, the Company issued 247,500 shares of restricted common stock valued at $382,500 to the holders of the 5% notes payables to extend the maturity date of the 5% notes payable to December 28, 2006.

On May 18, 2006, the Company issued 1,925 common shares upon the exercise of options valued at $2,975 to non-employees for services rendered.

During May, 2006, the Company issued 54,978 restricted common shares valued at $84,150 for consulting services.

On July 12, 2006, the Company issued 125,714 restricted common shares valued at $204,572 to acquire the assets of Switchpod, where in, the Company acquired $202 in cash and $204,370 in goodwill. On November 16, 2006, the Company issued 20,000 restricted common shares valued at $44,800 related to the acquisition of Switchpod for Switchpod attaining milestone 1.

During July, 2006, the Company issued 564,300 restricted common shares valued at $876,450 for investor relation services.

 (Continued)

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

On July 24, 2006, the Company issued 38,390 common shares upon the exercise of options valued at $57,585 to employees and non-employees for services rendered.

On October 24, 2006, the Company issued 27,500 common shares upon the exercise of options valued at $62,150 to non-employees for services rendered.

On October 31, 2006, the Company recorded a $98,480 expense for the re-pricing of 739,017 warrants to purchase common stock from an exercise price of $1.41 per share reduced to $1.25 per share.

During October, 2006, the Company issued 33,200 restricted common shares valued at $69,884 for consulting services.

During November, 2006, the Company issued 20,000 restricted common shares valued at $44,800 for consulting services.

On November 6, 2006, the Company issued 236,359 common shares in payment of a $250,000 note payable and $21,813 of accrued interest.

On November 9, 2006, the Company issued 18,147 common shares in payment of a $20,000 note payable and $869 of accrued interest.

On November 16, 2006, the company issued 20,000 restricted common shares valued at $44,800 for Switchpod attaining a milestone.

On November 17, 2006, the Company issued 45,416 common shares in payment of a $50,000 note payable and $2,229 of accrued interest.

On December 5, 2006, the Company issued 50,071 common shares in payment of a $55,000 note payable and $2,582 of accrued interest.

On December 5, 2006, the Company issued 152,173 common shares in payment of a $175,000 note payable.

On December 7, 2006, the Company issued 20,944 common shares in payment of a $23,000 note payable and $1,086 of accrued interest.

On December 8, 2006, the Company issued 20,036 common shares in payment of a $22,000 note payable and $1,042 of accrued interest.

On December 19, 2006, the Company issued 72,907 common shares in payment of an $80,000 note payable and $3,843 of accrued interest.

On December 27, 2006, the Company issued 27,500 restricted common shares valued at $40,500 to acquire the assets of Blastpodcast, where in, the Company recorded $40,500 in goodwill.

During December, 2006, the Company issued 60,000 restricted common shares valued at $186,600 for consulting services.

(Continued)

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

The Company issued Class A warrants valued at $731,853, Class B warrants valued at $674,751 in connection with convertible notes payable. These convertible notes payable also had a beneficial conversion feature valued at $968,396.

The Company recorded a liability of $49,225 related to the acquisition of Interim for Interim attaining Phase I Incentive. The payment will be made with the issuance of additional shares of Common Stock valued at $36,919 and $12,306 in cash.  Had the stock been issued at December 31, 2006, 11,683 shares would have been issued, see footnote 14, Commitment and Contingencies.

During 2006, the company recorded $147,873 related to the vesting of certain stock options issued.

For the Year Ended December 31, 2005

The Company issued 865,893 shares of common stock valued at $1,191,967, for the acquisition of minority interest of Wizzard-Delaware. The $1,191,967 was recorded as goodwill which was impaired.

The Company issued Class B warrants valued at $308,989, Class A warrants valued at $516,827 in connection with convertible notes payable. These convertible notes payable also had a beneficial conversion feature valued at $574,184.

The Company issued 221,149 shares of common stock in connection with the acquisition of Interim Healthcare of Wyoming.

The Company issued 246,235 shares of common stock upon the conversion of $100,000 in notes payable and $11,925 of accrued interest.

The Company recorded $294,258 in expenses related to the re-pricing and extension of terms of certain warrants.

The Company issued 813,527 shares of common stock for non-cash expenses which totaled $1,466,247.

The Company issued 101,177 shares of common stock upon the exercise of options for services which totaled $202,749.

The Company issued 336,790 shares of common stock upon the conversion of $450,001 in notes payable and $56,892 of accrued interest.

The Company issued 27,605 shares of common stock for debt relief of $47,432.

See accompanying notes.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Wizzard Software Corporation ["Parent"], a Colorado corporation, was organized on July 1, 1998.  The Company operates in two industry segments, Software and Healthcare.  The Software segment engages primarily in the development, sale, and service of custom and packaged computer software products, and podcast hosting services.  The Healthcare segment operates primarily in the home healthcare and healthcare staffing services in Wyoming.  On April 9, 2004, Parent organized Wizzard Merger Corp., a New York corporation, to acquire and dissolve into the operations of MedivoxRx Technologies, Inc., a New York corporation, in a transaction accounted for as a purchase.  On September 8, 2005, Parent purchased all of the issued and outstanding shares of Interim Healthcare of Wyoming, Inc. ["Interim"], a Wyoming corporation, in a transaction accounted for as a purchase.

Consolidation - The financial statements presented reflect the accounts of Parent, MedivoxRx, and Interim.  All significant inter-company transactions have been eliminated in consolidation.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Management made assumptions and estimates for determining reserve for accounts receivable, obsolete inventory and in determining the impairment of goodwill.  Actual results could differ from those estimated by management.

Reclassification – The financial statements for the period ended prior to December 31, 2006 have been reclassified to conform to the headings and classifications used in the December 31, 2006 financial statements.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original maturity date of three months or less when purchased to be cash equivalents.  At December 31, 2006, the Company had cash balances of $2,485,068 in excess of federally insured limits.

Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. At December 31, 2006, the Company has an allowance for doubtful accounts of $17,562 which reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. During the years ended December 31, 2006 and 2005, the Company adjusted the allowance for bad debt by $(57,176) and $(58,084), respectively.

Inventory - Inventory consists of software, health care products and supplies and is carried at the lower of cost or market on a first in first out basis.

Depreciation - Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Leases - The Company accounts for leases in accordance with Statement of Financial Accounting Standards No. 13 "Accounting for Leases".  Leases that meet one or more of the capital lease criteria of SFAS No. 13 are recorded as a capital lease, all other leases are operating leases.

Goodwill and Definite-life intangible assets - Goodwill represented the excess of costs over the fair value of the identifiable net assets of businesses acquired.  Definite-life intangible assets consist of website development cost, patents, trademarks,  purchased rights to a Merchant Operating Understanding (for the distribution of the Company's products) and trade secrets of the speech recognition software ActiveX Voice Tools, purchased in the acquisition of Speech Systems, Inc., and patents pending and trademarks acquired in the purchase of MedivoxRx Technologies, Inc.   The Company accounts for Goodwill and definite-life intangible assets in accordance with provisions of Statement of Financial Accounting Standards "SFAS" No. 142, "Goodwill and Other Intangible Assets". Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of SFAS No. 142.  Impairment losses arising from this impairment test, if any, are included in operating expenses in the period of impairment.  SFAS No. 142 requires that definite intangible assets with estimable useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Software Development Costs - Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies.  Capitalizable software development costs have not been significant and accordingly no amounts are shown as capitalized at December 31, 2006.

Loss Per Share - The Company computes loss per share in accordance with

Statement of Financial Accounting Standards "SFAS" No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and diluted earnings per share when the effect is dilutive (see Note 12).

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."  This statement requires an asset and liability approach for accounting for income taxes.

Fair Value of Financial Instruments - The fair value of cash, accounts receivable, note receivable, accounts payable and notes payable are determined by reference to market data and by other valuation techniques as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to their short-term maturities.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising Costs - Advertising costs are expensed as incurred and amounted to $125,341 and $92,475 for the period ending December 31, 2006 and 2005, respectively.

Revenue Recognition - Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2 (as amended by SOP 98-4 and SOP 98-9) and related interpretations, "Software Revenue Recognition" and the Securities and Exchange Commission Staff Accounting Bulletin No. 101 and 104.

Software - The Company sells packaged and custom software products and related voice recognition product development consulting.

Software product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue from package software products are recorded when the payment has been received and the software has been shipped.  Revenue is recognized, net of discount and allowances, at the time of product shipment.  For packaged software products the Company offers a 30 day right of return.  Provisions are recorded for returns, concessions, and bad debts and at December 31, 2006 and 2005 amounted to $0. Revenue related to obligations, which include telephone support for certain packaged products, are based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence ("VSOE") when significant. The Company VSOE is determined by the price charged when each element is sold separately. Revenue from packaged software product sales to and through distributors and resellers is recorded when payment is received and the related products are shipped. The Company's distributors or resellers do not carry packaged software product inventory and thus the Company does not offer any price protections or stock balancing rights. Revenue from non-recurring programming, engineering fees, consulting service, support arrangements and training programs are recognized when the services are provided. Such items are included in net revenues and amounted to $ 28,549 and $16,250 at December 31, 2006 and 2005, respectively.

Healthcare - The Company recognizes revenue from the providing of healthcare services when the services are provided and collection is probable.  Revenue for the talking bottle is recognized when the product is shipped and collections are probable.

Podcast Hosting – The Company recognizes revenue from providing podcast hosting services when the services are provided and when collection is received.

Research and Development Cost - The Company expenses the cost of developing new products as incurred as research and product development costs, which totals $76,150 and $69,089 for the twelve months ended December 31, 2006 and 2005, respectively.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Stock Options - The Company has stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees. The plans are more fully described in Note 9. Prior to January 1, 2006, the Company applied APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations in accounting for awards made under the Company’s stock-based compensation plans.  Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

During the periods presented in the accompanying financial statements, the Company has granted options under its 2004, 2005 and 2006 defined stock option plans. The Company has adopted the provisions of SFAS No. 123R using the modified-prospective transition method and the disclosures that follow are based on applying SFAS No. 123R.  Under this transition method, compensation expense recognized during the twelve months ended December 31, 2006 included:  (a) compensation expense for all share-based awards granted prior to, but not yet vested as of January 1, 2006, and (b) compensation expense for all share-based awards granted on or after January 1, 2006.  Accordingly, non-cash compensation cost of $416,822 has been recognized for the vesting of options granted to employees and directors in the accompanying statements of operations with an associated recognized tax benefit of $0 of which $0 was capitalized as an asset for the twelve months ended December 31, 2006.  In accordance with the modified-prospective transition method, the Company’s financial statements for the prior year have not been restated to reflect, and do not include, the impact of SFAS 123R.  Had compensation cost for the Company's stock option plans and agreements been determined based on the fair value at the grant date for awards in 2005 consistent with the provisions of SFAS No. 123R, the Company's net loss and basic net loss per common share would not have changed.

Recently Enacted Accounting Standards - In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 will not have a material impact on the Company’s financial statements.

In June 2006, the Financial Accounting Standards Board (FASB) issued Financial Interpretation No. (FIN) 48, “Accounting for Uncertainty in Income Taxes,” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.”  The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Company is required to adopt FIN 48 beginning in fiscal year 2007 and the impact that the adoption of FIN 48 will have on its financial statements and notes thereto is expected to be immaterial.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R).”  SFAS No. 158 requires employers that sponsor defined benefit pension and postretirement benefit plans to recognize previously unrecognized actuarial losses and prior service costs in the statement of financial position and to recognize future changes in these amounts in the year in which changes occur through comprehensive income. As a result, the statement of financial position will reflect the funded status of those plans as an asset or liability.  Additionally, employers are required to measure the funded status of a plan as of the date of its year-end statement of financial position.  SFAS No. 158 will have no impact on the Company’s financial statements.

Restatement - The financial statements have been restated to record $8,216 in payroll liabilities associated with stock issued to employees during 2005.  The effect on the financial statements increased accumulated deficit by $8,216 and increased general and administrative expense from $3,142,043 to $3,150,259 and increased the net loss from $5,958,646 to $5,966,862 for the year ended December 31, 2005. The restatement had no effect on the stated net loss per share for the year ended December 31, 2005.  On October 31, 2006, the Company affected an 11 for 10 forward stock split.  All references to stock issuances and per share data have been reflected in these financial statements.

NOTE 2   GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has incurred significant losses and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to mitigate this doubt by raising additional funds through debt and/or equity offerings and by substantially increasing sales.  There is no assurance that the Company will be successful in achieving profitable operations.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3   ACQUISITION

On July 12, 2006, Parent acquired assets of Switchpod Technologies “Switchpod” pursuant to a Purchase Agreement signed July 12, 2006. The agreement called for Parent to issue 125,715 shares of common stock valued at $204,572 for the assets of Switchpod Technologies.  The financial statements include the operations of Switchpod Technologies from July 12, 2006 through December 31, 2006. The Company acquired the assets of Switchpod with the intention of diversifying the Company's operations into other industries.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3   ACQUISITION - continued

Contingent incentives - As part of the Switchpod acquisition, the Company agreed to issue additional shares of common stock upon Switchpod obtaining certain milestones. The first incentive would include the seller to receive an additional 75,000 “unregistered” and “restricted” common shares if Switchpod reaches 5,000,000 podcast downloads per month by May 31, 2007.  The second incentive would include the seller to receive an additional 12,500 “unregistered” and “restricted” common shares per month up to a maximum of 200,000 common shares, if during the second year following the completion of the acquisition, Switchpod delivers 1,000,000 podcast downloads per month in excess of the number of podcast downloads per month as of May 31, 2007 or 5,000,000 podcast downloads per months.

On September 8, 2006, Parent acquired the assets of Blastpodcast Inc. pursuant to a Purchase Agreement signed September 8, 2006. The agreement called for Parent to issue 27,500 shares of common stock valued at $40,500 for the assets of Blastpodcast Inc.  The financial statements include the operations of Blastpodcast Inc. from September 8, 2006 through December 31, 2006. The Company acquired the assets of Blastpodcast Inc. with the intention of further diversifying the Company's operations into the podcast hosting industry.

On September 8, 2005, Parent acquired Interim Health Care of Wyoming pursuant to a Stock Purchase Agreement signed September 8, 2005. The agreement called for Parent to pay $518,000 and to issue 221,149 shares of common stock valued at $386,006 for 100% of the outstanding stock of Interim Health Care of Wyoming. The financial statements include the operations of Interim from September 8, 2005 through December 31, 2005.

Contingent incentives   As part of the Interim of Wyoming, Inc. acquisition, the Company agreed to issue additional shares of common stock upon Interim achieving certain financial results. Phase I incentives would include the seller to receive an additional payment of two (2) times the Interim EBITDA for the year ended September 30, 2006, based upon the amounts that exceeds the Interim EBITDA for the year ended December 31, 2004. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock.  As of December 31, 2006, the company recorded a liability $49,225 for Interim attaining the Phase I Incentive.  Under the Phase I Incentive, seventy-five percent of the incentive is to be paid in stock.  Had the stock been issued at December 31, 2006, at a closing market price of $3.16, the Company would have issued an additional 11,683 shares of restricted common stock.

Phase II incentives include the seller to receive an additional payment of two times the EBITDA for the year ended September 30, 2007, based upon the amount that exceeds the Interim EBITDA for the year ended September 30, 2006. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3   ACQUISITION - continued

The following unaudited proforma information summarizes the estimated fair values of the assets acquired and the liabilities:

	Switchpod	Blastpodcast	Interim
Cash	202	-	$34,653
Accounts receivable	-	-	389,705
Inventory	-	-	1,130
Property & Equipment	-	-	177,478
Accounts payable	-	-	(79,644)
Accrued expenses	-	-	(63,466)
Note payable	-	-	(250,000)
Capital lease obligation	-	-	(162,906)
Deferred revenue	-	-	(39,514)
Net estimated fair value of assets acquired	202	-	7,436
Goodwill	204,370	40,500	896,570
Purchase Price	$204,370	40,500	904,006

     The following unaudited proforma information summarizes the estimated results of operations as if the acquisitions had occurred at the beginning of the period presented:

	For the Years Ended December 31,
	2006	2005

Net revenues	$2,952,658	$3,027,160

Net Loss	$(4,945,519)	$(5,961,572)

Loss per common share	$(.15)	$(.20)

NOTE 4   INVENTORY

The following is a summary of inventory at December 31, 2006:

Raw materials	$50,356
Finished goods	10,888
Less: Allowance for obsolete inventory	(50,366)

$10,878

During the year ended December 31, 2006, the Company reduced the allowance by $11,314.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5   PROPERTY & EQUIPMENT

The following is a summary of property and equipment at:

	Life	December 31, 2006

Furniture, fixtures and equipment	2-10 yrs	$177,833
Production molds	3 yrs	47,710
Software	2-5 yrs	11,964
		237,507
Less: Accumulated depreciation		(161,585)

Property & equipment, net		$75,922

Depreciation expense for the year ended December 31, 2006 and 2005 was $39,992 and $37,640, respectively.

The following is a summary of leased equipment at:

	Life	December 31, 2006

Leased equipment	5.25 yrs	237,507
Less: Accumulated depreciation		(115,870)

Leased equipment, net		$107,880

Amortization expense for the year ended December 31, 2006 and 2005 was $31,964 and $7,249, respectively.

NOTE 6   GOODWILL / DEFINITE-LIFE INTANGIBLES ASSETS

Intangible Assets - The Company classifies its intangible assets as definite-life intangible assets and amortizes them on a straight-line basis over their estimated useful lives.  Amortization expense of $0 was recorded for the year ended December 31, 2006 and 2005.

Goodwill - On September 8, 2005, the Company recorded goodwill of $896,570 in connection with the acquisition of Interim Health Care of Wyoming as the purchase price of $904,006 exceeded the $7,436 net book value of the assets acquired.  On December 31, 2006, the company recorded additional goodwill of $49,225 in connection with the Phase I Incentives.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6   GOODWILL / DEFINITE-LIFE INTANGIBLES ASSETS - Continued

On July 12, 2006, the Company recorded goodwill of $204,370 in connection with the purchase of the assets of Switchpod Technology.  The purchase price of $204,572 exceeded the $202 of assets acquired.  On December 31, 2006, the company recorded additional goodwill of $44,800 upon issuance of 20,000 shares of common stock.

On September 8, 2006, the Company recorded goodwill of $40,500 in connection with the purchase of the assets of Blastpodcast Inc.

The following is a summary of goodwill:

	For the Years Ended December 31,
	2006	2005

Goodwill at beginning of period	$896,570	$-
Goodwill from acquisition of Switchpod Technology	249,170	-
Goodwill from acquisition of Blastpodcast	40,500	-
Additional goodwill fro attainment of Phase I Incentive - Interim	49,225	-
Goodwill from acquisition of 5% minority interest	-	1,191,967
Goodwill from acquisition of Interim	-	896,570
Impairment of goodwill	(289,670)	(1,191,967)

Goodwill at end of period	$945,795	$896,570

Impairment - During 2006 and 2005, the Company performed its annual test of impairment of goodwill and intangible assets by comparing the net carrying value including goodwill of the assets with the present value of future cashflows. Fair value was estimated using the expected present value of discounted future cash flows of the businesses within Wizzard Software Corporation.  When making these estimates, we were required to make estimates of future operating trends and judgments on discount rates and other variables. Actual future results and other assumed variables could differ from those estimated.

The result of the annual impairment test indicated that the carrying value of $289,670 and $1,191,967 in goodwill exceeded their implied fair value, and an impairment charge was recorded in the consolidated statement of operations. The goodwill impaired for 2006 relates to the acquisitions of Switchpod Technology and Blastpodcast Inc.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7  NOTES PAYABLE

On February 8, 2005, the Company closed a Subscription Agreement by which three institutional investors purchased a)promissory notes having a total principal amount of $1,400,000, convertible into shares of the Company's common stock at a price of $1.36 per share, and bearing an annual interest rate of five percent; b)Class A Warrants to purchase a total of 513,334 shares of common stock at a price of $2.27 per share, exercisable for three years; and c)Class B Warrants to purchase a total of 1,026,667 shares of common stock at a price of $1.36 per share, exercisable until 150 days after the effective date of the Registration Statement. The fair value of the beneficial conversion feature and Class A and Class B warrants were reduced on a pro-rata basis to the $1,400,000 proceeds received from the subscription and recorded as a discount against the note. During 2006, the Company issued 824,506 common shares to payoff the remaining $950,000 in principal and $42,717 in related accrued interest.

On October 27, 2006, the Company closed a Subscription Agreement by which three institutional investors purchased a) a 5% convertible notes payable having a total principal amount of $2,375,000, convertible into  common shares of the Company at $2.00 per share and maturing April 27, 2008; b) Class A Warrants to purchase a total of 593,750 shares of common stock, at $2.50 per share, exercisable for three years, and c)Class B Warrants to purchase a total of 1,187,500 shares of common stock at $2.00 per share, exercisable until 180 days after the effective date of the Registration Statement. As the conversion price for the note was below the fair value of the common stock on the date issued, the Company recorded a discount on the note for beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5. The fair value of the beneficial conversion feature and Class A and Class B warrants were reduced on a pro-rata basis to the $2,375,000 proceed received from the subscription and recorded as a discount against the note.  The $2,375,000 discount is being amortized as interest expense over the term of the note. As of December 31, 2006, the Company has amortized $107,600 of the discount with the remaining $2,267,400 unamortized discount being offset against the outstanding balance of the note in the accompanying balance sheet.

The Class A Warrants and Class B Warrants were valued using the Black-Scholes pricing model using the following weighted average assumptions 77.19% volatility, 1.33 years expected life, 5.08% risk free interest rate and expected dividend yield of zero.

NOTE 8   CAPITAL STOCK

Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $0.001 par value. As of December 31, 2006, no shares were issued and outstanding.

Common Stock - The Company has authorized 100,000,000 shares of common stock, $0.001 par value. As of December 31, 2006, 35,214,615 shares were issued and outstanding.

We declared an 11 for 10 forward stock split on July 12, 2006 for the shareholders of record on October 15, 2006, which was distributed on October 31, 2006.  All references to stock issuances have been reflected in these financial statements.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK - continued

During January 2005, the Company issued 865,893 shares of common stock valued at $1,191,967, for the acquisition of minority interest of Wizzard-Delaware. The $1,191,967 was recorded as goodwill which was impaired.

During February 2005, the Company issued Class B warrants valued at $308,989, Class B warrants valued at $516,827 in connection with convertible notes payable. These convertible notes payable also had a beneficial conversion feature valued at $574,184.

During September 2005, the Company issued 221,149 shares of common stock in connection with the acquisition of Interim Healthcare of Wyoming, Inc.

During 2005, the Company issued 617,104 shares of common stock upon the exercise of warrants at prices ranging from $1.15 to $1.55.

During 2005, the Company issued 246,235 shares of common stock upon the conversion of $100,000 in notes payable and $11,925 of accrued interest.

During December 2005, the Company recorded $294,258 in expenses related to the re-pricing and extension of terms of certain warrants.

During 2005, the Company issued 813,527 shares of common stock for services which totaled $1,466,247.

During 2005, the Company issued 107,177 shares of common stock upon the exercise of options for services which totaled $202,749.

During 2005, the Company issued 336,790 shares of common stock upon the conversion of $450,001 in notes payable and $56,892 of accrued interest.

During 2005, the Company issued 27,605 shares of common stock for debt relief of $47,432.

On January 19, 2006, the Company issued 110,000 restricted common shares valued at $180,000 for consulting services.

During 2006, the Company issued 1,024,356 shares of common stock upon exercise of warrants at pricing ranging from $1.09 to $1.36 per share.

On January 23, 2006, the Company issued 42,080 common shares upon the exercise of options valued at $70,389 to employees and non-employees for services rendered.

On January 23, 2006, the Company issued 8,250 restricted common shares valued at $13,800 for consulting services.

On March 23, 2006, the Company issued 55,628 common shares in payment of a $75,000 note payable and $854 of accrued interest.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK – continued

On March 29, 2006, the Company issued 55,672 common shares in payment of a $75,000 note payable and $917 of accrued interest.

On April 20, 2006, the Company issued 97,153 common shares in payment of a $125,000 note payable and $7,482 of accrued interest.

On April 20, 2006, the Company issued 45,100 common shares upon the exercise of options valued at $75,850 to employees and non-employees for services rendered.

On May 12, 2006, the Company recorded a $179,107 expense for the re-pricing of 513,334 warrants to purchase common stock from an exercise price of $2.27 per share reduced to $1.09 per share.  The warrants were immediately exercised.

On May 18, 2006, the Company issued 247,500 shares of restricted common stock valued at $382,500 to the holders of the 5% notes payables to extend the maturity date of the 5% notes payable to December 28, 2006.

On May 18, 2006, the Company issued 1,925 common shares upon the exercise of options valued at $2,975 to non-employees for services rendered.

During May, 2006, the Company issued 54,978 restricted common shares valued at $84,150 for consulting services.

On July 12, 2006, the Company issued 125,714 restricted common shares valued at $204,572 to acquire the assets of Switchpod, where in, the Company acquired $202 in cash and $204,370 in goodwill. On November 16, 2006, the Company issued 20,000 restricted common shares valued at $44,800 related to the acquisition of Switchpod for Switchpod attaining a milestone.

During July, 2006, the Company issued 565,300 restricted common shares valued at $876,450 for investor relation services.

On July 24, 2006, the Company issued 38,390 common shares upon the exercise of options valued at $57,585 to employees and non-employees for services rendered.

On October 24, 2006, the Company issued 27,500 common shares upon the exercise of options valued at $62,150 to non-employees for services rendered.

On October 31, 2006, the Company recorded a $98,480 expense for the re-pricing of 739,017 warrants to purchase common stock from an exercise price of $1.41 per share reduced to $1.25 per share.

During October, 2006, the Company issued 33,200 restricted common shares valued at $69,884 for consulting services.

During November, 2006, the Company issued 20,000 restricted common shares valued at $44,800 for consulting services.

On November 6, 2006, the Company issued 236,359 common shares in payment of a $250,000 note payable and $21,813 of accrued interest.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK – continued

On November 9, 2006, the Company issued 18,147 common shares in payment of a $20,000 note payable and $869 of accrued interest.

On November 16, 2006, the company issued 20,000 restricted common shares valued at $44,800 for Switchpod attaining a milestone.

On November 17, 2006, the Company issued 45,416 common shares in payment of a $50,000 note payable and $2,229 of accrued interest.

On December 5, 2006, the Company issued 50,071 common shares in payment of a $55,000 note payable and $2,582 of accrued interest.

On December 5, 2006, the Company issued 152,173 common shares in payment of a $175,000 note payable.

On December 7, 2006, the Company issued 20,944 common shares in payment of a $23,000 note payable and $1,086 of accrued interest.

On December 8, 2006, the Company issued 20,036 common shares in payment of a $22,000 note payable and $1,042 of accrued interest.

On December 19, 2006, the Company issued 72,907 common shares in payment of an $80,000 note payable and $3,843 of accrued interest.

On December 27, 2006, the Company issued 27,500 restricted common shares valued at $40,500 to acquire the assets of Blastpodcast, where in, the Company recorded $40,500 in goodwill.

During December, 2006, the Company issued 60,000 restricted common shares valued at $186,600 for consulting services.

The Company issued Class A warrants valued at $731,853, Class B warrants      valued at $674,751 in connection with convertible notes payable. These convertible notes payable also had a beneficial conversion feature valued at $968,396.

The Company recorded a liability of $49,225 related to the acquisition of Interim for Interim attaining Phase I Incentive. The payment will be made with the issuance of additional shares of Common Stock valued at $36,919 and $12,306 in cash.  Had the stock been issued at December 31, 2006, 11,683 shares would have been issued, see footnote 14, Commitment and Contingencies.

During 2006, the company recorded $147,873 related to the vesting of certain stock options issued.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9   STOCK OPTIONS & WARRANTS

2006 Stock Option Plan   During 2006, the Board of Directors adopted a Stock Option Plan ("2006 Plan").  Under the terms and conditions of the 2006 Plan, the Board is empowered to grant stock options to employees and officers of the Company.  Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code.  The total number of shares of common stock available under the 2006 Plan may not exceed 137,500.  At December 31, 2006, no options were available to be granted under the 2006 Plan.  During the year ended December 31, 2006, the Company granted 137,500 options.

2005 Stock Option Plan   During 2005, the Board of Directors adopted a Stock Option Plan ("2005 Plan").  Under the terms and conditions of the 2005 Plan, the Board is empowered to grant stock options to employees, officers, directors, and consultants of the Company.  Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code.  The total number of shares of common stock available under the 2005 Plan may not exceed 220,000.  At December 31, 2006, total options available to be granted under the 2005 Plan totaled 19,795.  During the years ended December 31, 2006 and 2005, the Company granted 154,995 and 45,210 options, respectively, which were immediately exercised for service valued at $268,949 and $74,802, respectively.

2004 Stock Option Plan   During 2004, the Board of Directors adopted a Stock Option Plan ("2004 Plan").  Under the terms and conditions of the 2004 Plan, the Board is empowered to grant stock options to employees, officers, directors, and consultants of the Company.  Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code.  The total number of shares of common stock available under the 2004 Plan may not exceed 220,000.  At December 31, 2006, total options available to be granted under the 2004 Plan totaled 1,100.  During the years ended December 31, 2006 and 2005, the Company granted 0 and 61,967 options, respectively, which were immediately exercised for services valued at $0 and $127,947, respectively.

The fair value of option grants during the years ended December 31, 2006 and 2005 was determined using the Black-Scholes option valuation model.  The significant weighted average assumptions relating to the valuation of the Company’s Stock Options for the years ended December 31, 2006 and 2005 were as follows:

                                                           2006           2005

                 Dividend yield                     0%            0%

                 Expected life                     5 yrs          0 yrs

                 Expected volatility               94.9%           0%

                 Risk-free interest rate           4.86%          3.2%

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCK OPTIONS AND WARRANTS (Continued)

A summary of the status of options granted at December 31, 2006, and changes during the period then ended are as follows:

	For the Year Ended
	December 31, 2006
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of period	-	$-	-	$-
Granted	292,495.75		4.4 years	-
Exercised	(154,995)	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-
Outstanding at end of period	137,500	1.59	9.4 years	215,875
Vested and expected to vest in the future	137,500	1.59	9.4 years	215,875
Exercisable at end of period	22,000	1.59	9.4 years	34,540
Weighted average fair value of options granted	137,500	$1.59	9.4 years	$215,875

The Company had no non-vested options at the beginning of the period.  At December 31, 2006 the Company had 115,500 non-vested options at $1.59 resulting in an unrecognized compensation expense of $47,090, which will be expensed during the first quarter of 2007.

The total intrinsic value of options exercised during the years ended December 31, 2006 and 2005 was $215,875 and $0 respectively.  Intrinsic value is measured using the fair market value at the date of exercise (for shares exercised) or at December 31, 2006 and 2005 (for outstanding options), less the applicable exercise price.

A summary of the status of the warrants granted is presented below for the twelve months ended:

	December 31, 2006		December 31, 2005
	Weighted Average		Weighted Average
	Shares	Exercise Price	Shares	Exercise Price
Outstanding at beginning of period	1,923,105	$1.79	864,791	$1.41
Granted	2,294,583	2.19	1,697,422	1.83
Exercised	(1,024,357)	1.18	(639,108)	1.38
Forfeited	-	-	-	-
Expired	-	-	-	-
Outstanding at end of period	3,193,331	$2.05	1,923,105	$1.79

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCK OPTIONS AND WARRANTS (Continued)

During December 2005, the Company re-priced 513,334 of the Class B warrants issued in connection with the $1,400,000 subscription agreement from an exercise price of $1.36 to $1.15 and recorded $163,333 in compensation expense. The warrants were immediately exercised.  Also, during December 2005, the Company extended the life of the remaining 513,334 Class B warrants one year and recorded compensation expense of $130,925.

During May 2006, the Company re-priced 513,334 warrants from an exercise price of $2.27 to $1.09 and recorded $179,107 in compensation expense.

During October 2006, the Company re-priced 739,017 warrants from and exercise price of $1.41 to $1.25 and recorded $98,480 in compensation expense.

During December 2006, the Company extended the expiration of 157,420 warrants from December 14, 2006 to June 14, 2007 and recorded $54,415 in compensation expense.

NOTE 10   INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2006 operating loss carryforwards of approximately $18,300,000 which may be applied against future taxable income and which expires in various years through 2026.

The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward and significant changes in the ownership of the Company, a valuation allowance has been established equal to the tax effect of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $6,200,000 as of December 31, 2006, with an offsetting valuation allowance of the same amount.

NOTE 11   LEASES

Capital Lease - The Company is leasing equipment on a 63-month capital lease terminating in August 2008. Monthly payments of $3,750 began in June 2003 and a payment of $54,688 is due at termination. At December 31, 2006, the Company had recorded equipment on capital lease at $223,750 with related accumulated depreciation of $115,870. During the year ended December 31, 2006 and 2005, depreciation expense for equipment on capital lease amounted to $31,964 and $7,249, respectively, and has been included in depreciation expense.  During the year ended December 31, 2006 and 2005, interest expense on capital lease obligation amounted to $9,750 and $3,789, respectively.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11   LEASES - Continued

Future minimum capital lease payments are as follows for the twelve-month periods ended December 31:

2007	45,000
2008	84,688
Total minimum lease payments	129,688
Less amount representing interest	(10,464)
Present value of minimum lease payments	119,224
Less current portion	(37,813)
$81,411

Operating Lease - The Company leases office space, in Pennsylvania, under an operating lease agreement, which calls for monthly payments of $3,925 and expires on August 1, 2007. The Company leases additional office space, in Casper, Wyoming from the former owner of Interim Healthcare of Wyoming, Inc. and current shareholder and employee, under an operating lease agreement, which calls for monthly payments of $4,750 and expires on June 1, 2007.

The future minimum lease payments for non-cancelable operating leases as of December 31, 2006 are as follows:

Year ending December 31,	Lease Payments
2007	51,225
2008	-
Thereafter	-
Total minimum lease payments	$51,225

Lease expense charged to operations was $103,128 and $75,340 for the years ended December 31, 2006 and 2005, respectively.

NOTE 12   LOSS PER SHARE

The following data shows the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented for the years ended December 31,:

	2006	2005
Loss from continuing operations available to common shareholders (numerator)	$(4,793,723)	$(5,966,862)

Weighted average number of common shares outstanding during the period used in loss per share (denominator)	33,217,094	30,334,269

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12   LOSS PER SHARE - Continued

At December 31, 2005, the Company had 1,923,105 warrants outstanding to purchase common stock of the Company at prices ranging from $1.36 to $3.41 per share, and a convertible note payable which may be converted into approximately 633,000 shares of common stock which were not included in the loss per share computation because their effect would be anti-dilutive.

At December 31, 2006, the Company had 137,500 options to purchase common stock of the Company at $1.59 per share, and 3,193,331 warrants outstanding to purchase common stock of the Company at $01.25 to $3.41 per share and a convertible note payable wherein the holder could convert the note into a minimum of 1,187,500 shares of common stock; which were not included in the loss per share computation because their effect would be anti-dilutive. See Note 16 for subsequent issuances of common stock and common stock equivalents.  The Company may be obligated to issue additional shares in connection with the acquisitions of Switchpod Technology and Interim Health Care of Wyoming, Inc. (See Note 14).

NOTE 13   CONCENTRATION OF REVENUES

During the year ended December 31, 2006 and 2005, 17% and 33%, respectively, of the Company's revenue was derived from the sale of AT&T's OEM Natural Voices desktop products.

During the year ended December 31, 2006 and 2005, 10% and 24%, respectively, of the Company's revenue was derived from the sale of IBM's OEM ViaVoice desktop products.

NOTE 14   COMMITMENTS & CONTINGENCIES

The Company is from time to time involved in routine legal and administrative proceedings and claims of various types.  While any proceedings or claim contains an element of uncertainty, Management does not expect a material impact on our results of operations or financial position.

Agreements  In connection with the agreement with AT&T to sell AT&T's OEM Natural Voices desktop product licenses, the Company is required to make minimum purchases of $125,000 per each six month period beginning  July 2004 through June 2007.

In connection with the agreement with IBM to sell IBM's OEM ViaVoice desktop products licenses, the Company is required to make minimum purchases of $12,500 per quarter beginning July 2003 through June 2007.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14   COMMITMENTS & CONTINGENCIES - Continued

Contingent Consideration for the Acquisition of Interim Health Care of Wyoming, Inc.   As part of the Interim of Wyoming, Inc. acquisition, the Company agreed to issue additional shares of common stock upon Interim achieving certain financial results. Phase I incentives would include the seller to receive an additional payment of two (2) times the Interim EBITDA for the year ended September 30, 2006, based upon the amounts that exceeds the Interim EBITDA for the year ended December 31, 2004. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock.  As of December 31, 2006, the company recorded a liability of $49,225 for Interim attaining the Phase I Incentive.  Under the Phase I Incentive, seventy-five percent of the incentive is to be paid in stock.  Had the stock been issued at December 31, 2006, at a closing market price of $3.16, the Company would have issued an additional 11,683 shares of restricted common stock.

Phase II incentives include the seller to receive an additional payment of two times the EBITDA for the year ended September 30, 2007, based upon the amount that exceeds the Interim EBITDA for the year ended September 30, 2006. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock.

Contingent Consideration for the Acquisition of the assets of Switchpod Technology   As part of the Switchpod acquisition, the Company agreed to issue additional shares of common stock upon Switchpod obtaining certain milestones. The first incentive would include the seller to receive an additional 75,000 “unregistered” and “restricted” common shares if Switchpod reaches 5,000,000 podcast downloads per month by May 31, 2007.  The second incentive would include the seller to receive an additional 12,500 “unregistered” and “restricted” common shares per month up to a maximum of 200,000 common shares, if during the second year following the completion of the acquisition, Switchpod delivers 1,000,000 podcast downloads per month in excess of the number of podcast downloads per month as of May 31, 2007 or 5,000,000 podcast downloads per month.

NOTE 15   SEGMENT REPORTING

The Company's operations are divided into two independent segments, software and healthcare. The Company does not have any inter-segment revenues and the Company uses the same accounting principles used to prepare the consolidated financial statements for both operating segments.

At December 31, 2006, all of the Company’s assets, except approximately $2,500 of inventory, are located within the United States of America.

Software - The Company obtains revenues from the development, sale and service of custom and packaged computer software products at the time the product is shipped and collections are likely.

Healthcare - The Company obtains revenue from the development, sale and service of the talking prescription pill bottle and healthcare services at the time the services are rendered and collections are likely.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15   SEGMENT REPORTING - Continued

The following is a summary of the Company's operations by segment for the year ended December 31, 2006 and 2005:

	2006			2005
	Software	Healthcare	Total	Software	Healthcare	Total
Net revenues	$813,514	$2,130,064	$2,934,578	$1,012,091	$681,984	$1,694,075
Cost of sales	529,342	1,350,121	1,879,463	495,044	495,961	991,005
General and administrative	3,510,150	623,939	4,134,089	1,224,661	2,219,856	3,444,517
Selling	362,400	216,322	578,722	183,846	273,790	457,636
Research and development	75,393	757	76,150	58,795	10,294	69,089
Compensation for:
Re-pricing of warrants	332,002	-	332,002	-	-	-
Extension of note	382,500	-	382,500	-	-	-
Impairment of goodwill/intangibles	289,670	-	289,670	1,191,967	-	1,191,967
Other income	81,716	38,000	119,716	-	36,540	36,540
Interest expense	174,829	9,592	184,421	1,519,692	19,044	1,538,736
Loss on disposal of assets	-	-	-	4,527	-	4,527
Income tax benefit/(expense)	-	-	-	-	-	-
Net income (loss)	$(4,761,056)	$32,667	$(4,793,723)	$(3,666,441)	$(2,300,421)	$(5,966,862)

Total assets	3,617,816	680,432	4,298,248	1,746,900	611,247	2,358,147
Depreciation expense	19,930	52,026	71,956	19,965	24,924	44,889

Of the Company’s net revenue, for the years ended December 31, 2006 and 2005, $332,481 and $356,179, respectively, were from foreign based companies.

NOTE 16   SUBSEQUENT EVENTS

On January 9, 2007, the Company entered into a letter of intent to acquire certain assets of Professional Personnel Inc., a Montana corporation.

On January 11, 2007, the Company issued 11,749 common shares upon exercise of warrants at $1.25 per share.

On January 26, 2007, the Company issued 75,549 common shares upon exercise of warrants at $1.25 per share.

On February 1, 2007, the Company issued 15,000 shares of common stock upon exercise of options valued at $47,500 to consultants for services rendered.

On February 8, 2007, the Company issued 84,167 common shares upon exercise of warrants at $1.36 per share.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16   SUBSEQUENT EVENTS - Continued

On February 13, 2007, the Company issued 84,691 share of unregistered and restricted common stock valued at $270,164 for consulting services.

On February 27, 2007, the Company acquired Webmayhem Inc.(d/b/a Liberated Syndication) pursuant to a plan of merger signed February 27, 2007.  The merger called for the Company to pay $350,000 and to issue 5,326,320 shares of “restricted” shares of common stock valued at $16,298,539 for 100% of the outstanding stock of Webmayhem Inc.(d/b/a Liberated Syndication).  As part of the merger, the Company agreed to issue additional shares of common stock upon Webmayhem achieving certain production and financial results.  As of December 31, 2006, the Company has advance Webmayhem Inc. $50,000, which is recorded as a note receivable.

Milestone 1 would include the sellers to receive an additional 713,150 shares of common stock of the Company should Webmayhem obtain monthly podcast media files downloads greater than 66,546,810 and the number of unique IP addresses is at least 5,745,067 for two consecutive months from November 2007 to January 2008.

Milestone 2 would include the sellers to receive an additional 2,281,580 shares of common stock of the Company should Webmayhem obtain gross revenue of at least $5,000,000 and EBITDA of at least $1,500,000 during their second year of operation measured from the closing date of the merger.

Milestone 2 would include the sellers to receive an additional 2,281,580 shares of common stock of the Company should Webmayhem obtain gross revenue of at least $15,000,000 and EBITDA of at least $5,000,000 during their third year of operation measured from the closing date of the merger.

On March 6, 2007, the Company extended the life of the remaining 366,666 Class B warrants to June 14, 2007.

On March 14, 2007, the Company issued 15,000 common shares upon exercise of warrants at $1.36 per share.

On March 16, 2007, the Company issued 50,000 common shares upon exercise of warrants at $1.25 per share.

On March 20, 2007, the Company issued 10,000 common shares upon exercise of warrants at $1.36 per share.

On March 23, 2007, the Company issued 2,400 common shares upon exercise of options valued at $6,720 for consulting services.

On March 23, 2007, the Company issued 11,909 unregistered and restrict common shares for Interim attaining the Phase I incentive.

On April 3, 2007, the Company acquired certain assets (Professional Nursing Personnel Pool) of Professional Personnel Inc.  The Purchase Agreement called for the Company to pay $150,000 and to issue 295,099 of unregistered and restricted shares of common stock valued at $625,000 for certain assets and liabilities of Professional Personnel Inc.  As part of the Purchase Agreement, the Company agreed to issue additional shares of common stock upon Professional Nursing Personnel Pool achieving certain financial results.

On April 9, 2007, the Company issued 566,000 unregistered and restricted common shares to consultants for services rendered.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
FINANCIAL STATEMENTS

CONTENTS

PAGE
Consolidated Balance Sheets	2

Consolidated Unaudited Statements of Operations	3

Consolidated Unaudited Statements of Cash Flows	4 - 5

Notes to Unaudited Consolidated Financial Statements	6 - 18

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEET

ASSETS

	June 30, 2007	December 31, 2006
CURRENT ASSETS:	(unaudited)
Cash	$1,321,948	$2,685,068
Accounts receivable, net of $17,562 and $17,562 allowance, respectively	608,014	371,636
Inventory, net of $34,338 and $50,366 allowance, respectively	3,503	10,878
Prepaid expenses	37,721	47,487
Notes receivable	-	50,000
Total current assets	1,971,186	3,165,069

LEASED EQUIPMENT, net	91,898	107,880
PROPERTY AND EQUIPMENT, net	110,465	75,922
GOODWILL	18,753,595	945,795
OTHER ASSETS	3,582	3,582
Total assets	$20,930,726	$4,298,248

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$371,043	$337,758
Accrued expenses	542,287	376,776
Capital lease - current portion	38,482	37,813
Notes payable – current portion, net of discount of $1,944,600 and $2,267,400, respectively	424,976	107,600
Deferred revenue	26,600	20,142
Total current liabilities	1,403,388	880,089
NOTES PAYABLE, less current portion	90,790	-
CAPITAL LEASE, less current portion	62,167	81,411
Total liabilities	1,556,345	961,500
STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized, 42,295,235 and 35,214,615 shares issued and outstanding, respectively	42,295	35,215
Additional paid-in capital	47,841,484	27,570,632
Accumulated deficit	(28,509,398)	(24,269,099)
Total stockholders' equity	19,374,381	3,336,748
Total liabilities and stockholders' equity	$20,930,726	$4,298,248

See accompanying notes to these unaudited consolidated financial statements.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
REVENUE
Software	$467,687	$259,008	$764,789	$401,900
Healthcare	960,410	523,038	1,389,234	982,537
Total Revenue	1,428,097	782,046	2,154,023	1,384,437
COST OF GOODS SOLD
Software	403,083	134,464	574,630	219,158
Healthcare	622,319	313,236	919,365	606,080
Total Cost of Goods Sold	1,025,402	447,700	1,493,995	825,238
Gross Profit	402,695	334,346	660,028	559,199
OPERATING EXPENSES
Selling expenses	186,194	134,891	387,928	225,058
General and administrative	2,876,998	674,610	3,815,889	1,346,758
Research and development	40,946	11,850	93,124	23,168
Extension and re-pricing of warrants	-	606,668	269,472	606,668

Total Expenses	3,104,138	1,428,019	4,566,412	2,201,652
LOSS FROM OPERATIONS	(2,701,443)	(1,093,673)	(3,906,385)	(1,642,453)
OTHER INCOME (EXPENSE):

Interest on income	21,210	-	44,562	-
Interest expense	(190,174)	(392,066)	(382,899)	(407,505)
Other income(expense)	4,099	97,484	4,423	103,504
Total Other Income (Expense)	(164,865)	(294,582)	(333,914)	(304,001)
LOSS BEFORE INCOME TAXES	(2,866,308)	(1,388,255)	(4,240,299)	(1,946,454)
CURRENT INCOME TAX EXPENSE	-	-	-	-
DEFERRED INCOME TAX EXPENSE	-	-	-	-
NET LOSS	$(2,866,308)	$(1,388,255)	$(4,240,299)	$(1,946,454)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.07)	$(0.04)	$(0.11)	$(0.06)
BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	41,807,211	32,727,033	38,969,830	32,409,043

See accompanying notes to these unaudited consolidated financial statements.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2007	2006
Cash Flows from Operating Activities
Net loss	$(4,240,299)	$(1,946,454)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on notes payable	322,800	-
Compensation for re-pricing and extension of warrants	269,472	606,668
Compensation for extension of notes payable	-	382,500
Stock for non cash expenses	2,149,770	427,167
Non-cash compensation - options issued	170,499	51,600
Depreciation and amortization expense	40,629	36,017
Change in allowance for bad debt	-	(13,000)
Change in allowance for slow moving inventory	(16,027)	(2,083)
Change in assets and liabilities:
Accounts receivable	(81,030)	(11,914)
Inventory	23,402	3,138
Prepaid expenses	9,766	(143,205)
Accounts payable	(362,923)	18,992
Accrued expense	93,662	29,541
Deferred revenue	6,458	(13,311)
Net Cash Used in Operating Activities	(1,613,821)	(574,344)

Cash Flows from Investing Activities:
Purchase of property & equipment	(22,042)	(4,086)
Acquisition of PNPP	(150,324)	-
Acquisition of Webmayhem	(228,536)	-
Net Cash Used in Investing Activities	(400,902)	(4,086)

Cash Flows from Financing Activities:
Proceeds from the issuance of common stock	677,319	560,004
Payments on capital lease	(18,575)	(17,316)
Payments on note payable	(7,141)	(239,576)
Net Cash Provided by Financing Activities	651,603	303,112

Net Decrease in Cash	(1,363,120)	(275,318)
Cash at Beginning of Period	2,685,068	869,277
Cash at End of Period	$1,321,948	$593,959
Supplemental Disclosures of Cash Flow Information
Cash paid during the periods for:
Interest	$5,677	$6,415
Income taxes	$-	$-

See accompanying notes to unaudited consolidated financial statements.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the six months ended June 30, 2007:

On February 1, 2007, the Company issued 15,000 common shares upon the exercise of options valued at $47,550 to consultants for services rendered.

On February 8, 2007, the Company recorded $269,472 of compensation expense related to the extension of certain warrants.

On February 15, 2007, the Company issued 84,691 restricted common shares valued at $272,705 for consulting services.

On March 19, 2007, the Company issued 5,326,320 restricted common shares valued at $16,298,539 to acquire Webmayhem Inc.

On March 26, 2007, the Company issued 2,400 common shares upon the exercise of options valued at $6,624 to consultants for services rendered.

On March 26, 2007, the Company issued 11,909 restricted common shares valued at $36,918 for Interim Healthcare of Wyoming Inc. attainment of Phase I Incentive.

On April 3, 2007 and April 10, 2007, the Company issued 245,099 restricted common shares valued at $625,000 to acquire certain assets of Professional Nursing Personnel Pool.

On April 10, 2007, the Company issued 566,000 restricted common shares valued at $1,454,620 for consulting services.

On May 24, 2007, the Company issued 51,170 common shares upon the exercise of options valued at $117,691 to consultants for services rendered.

On May 24, 2007, the Company issued 5,000 restricted common shares valued at $11,500 for consulting services.

On May 30, 2007, the Company issued 11,000 common shares upon the exercise of options valued at $25,630 to consultants for services rendered.

On June 13, 2007, the Company issued 6,000 common shares upon the exercise of options valued at $16,200 to employees for services rendered.

On June 21, 2007, the Company issued 75,000 restricted common shares valued at $197,250 for services rendered.

On June 21, 2007, the Company issued 50,330 common shares in payment of a $34,592 note payable and $15,822 of accrued interest.

During the first six months 2007, the company recorded $170,499 of compensation expense related to the vesting of certain stock options issued.

For the six months ended June 30, 2006:

On January 19, 2006, the Company issued 110,000 restricted common shares valued at $180,000 for consulting services.

On January 23, 2006, the Company issued 50,330 common shares upon the exercise of options valued at $84,189 to employees and non-employees for services rendered.

On March 23, 2006, the Company issued 55,628 common shares in payment of a $75,000 note payable and $854 of accrued interest.

On March 29, 2006, the Company issued 55,672 common shares in payment of a $75,000 note payable and $917 of accrued interest.

On April 20, 2006, the Company issued 97,153 common shares in payment of a $125,000 note payable and $7,482 of accrued interest.

On April 20, 2006, the Company issued 45,100 common shares valued at $75,850 to employees and non-employees for services rendered.

On May 12, 2006, the Company recorded a $606,668 expense for the re-pricing of 513,334 warrants to purchase common stock from an exercise price of $2.27 per share reduced to $1.09 per share.  The warrants were immediately exercised.

On May 18, 2006, the Company issued 247,500 shares of common stock to the holders of the 5% notes payables to extend the maturity date of the 5% notes payable to December 28, 2006.

On May 18, 2006, the Company issued 1,925 common shares upon the exercise of options valued at $2,975 to non-employees for services rendered.

During May, 2006, the Company issued 54,978 restricted common shares valued at $84,150 for consulting services.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Consolidated Financial Statements - The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position at June 30, 2007 and 2006, and the results of operations and cash flows for the periods ended June 30, 2007 and 2006 have been made.  The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-QSB of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted.  The financial statements are consolidated and included the accounts of Wizzard and its wholly owned subsidiaries after the elimination of all significant intercompany balances and transactions. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2006 audited financial statements.  The results of operations for the six months ended June 30, 2007 and 2006 are not necessarily indicative of the operating results for the full year.

Organization - Wizzard Software Corporation ["Parent"], a Colorado corporation, was organized on July 1, 1998.  The Company operates in two industry segments, Software and Healthcare.  The Software segment engages primarily in the development, sale, and service of custom and packaged computer software products, and podcast hosting services.  The Healthcare segment operates primarily in the home healthcare and healthcare staffing services in Wyoming and Montana.  On April 9, 2004, Parent organized Wizzard Merger Corp., a New York corporation, to acquire and dissolve into the operations of MedivoxRx Technologies, Inc., a New York corporation, in a transaction accounted for as a purchase.  On September 8, 2005, Parent purchased all of the issued and outstanding shares of Interim Healthcare of Wyoming, Inc. ["Interim"], a Wyoming corporation, in a transaction accounted for as a purchase.  On February 27, 2007, Parent organized Wizzard Acquisition Corp., a Pennsylvania corporation, to acquire and dissolve into the operations of Webmayhem, Inc. [Libsyn], a Pennsylvania corporation, in a transaction accounted for as a purchase.  Libsyn engages primarily in providing podcast hosting services.  On April 3, 2007, Interim purchased certain assets of Professional Personnel, Inc., dba, Professional Nursing Personnel Pool [“PNPP”].

Consolidation - The financial statements presented reflect the accounts of Parent, MedivoxRx, Libsyn and Interim.  Libsyn and PNPP are included from the date of purchase through June 30, 2007.  All significant inter-company transactions have been eliminated in consolidation.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Significant estimates for the Company include allowances and goodwill.  Actual results could differ from those estimated by management.

Cash and Cash Equivalents - At June 30, 2007, the Company had cash balances of $1,025,695 in excess of federally insured limits.

Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. At June 30, 2007, the Company has an allowance for doubtful accounts of $17,562 which reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. During the six months ended June 30, 2007 and 2006, the Company decreased the allowance for bad debt by $0 and $13,000, respectively.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory - Inventory consists of software, health care products and supplies and is carried at the lower of cost or market on a first in first out basis. During the six months ended June 30, 2007 and 2006, the Company decreased the allowance for slow moving inventory by $16,027 and $2,083, respectively.

Depreciation - Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets of two to ten years.

Goodwill and Definite-life intangible assets - The Company accounts for Goodwill and definite-life intangible assets in accordance with provisions of Statement of Financial Accounting Standards "SFAS" No. 142, "Goodwill and Other Intangible Assets".  Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of SFAS No. 142.  Impairment losses arising from this impairment test, if any, are included in operating expenses in the period of impairment.  SFAS No. 142 requires that definite intangible assets with estimable useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Software Development Costs - Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies.  Capitalizable software development costs have not been significant and accordingly no amounts are shown as capitalized at June 30, 2007.

Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards "SFAS" No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and diluted earnings per share when the effect is dilutive [see Note 10].

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."  This statement requires an asset and liability approach for accounting for income taxes.

Advertising Costs - Advertising costs are expensed as incurred and amounted to $153,742 and $45,282 for the six months ended June 30, 2007 and 2006, respectively.

Fair Value of Financial Instruments - The fair value of cash, accounts receivable, accounts payable and notes payable are determined by reference to market data and by other valuation techniques as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to their short-term maturities.

Revenue Recognition - Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2 (as amended by SOP 98-4 and SOP 98-9) and related interpretations, "Software Revenue Recognition" and the Securities and Exchange Commission Staff Accounting Bulletin No. 101 and 104.

Software - The Company sells packaged and custom software products and related voice recognition product development consulting.

 WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Software product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue from package software products are recorded when the payment has been received and the software has been shipped.  Revenue is recognized, net of discount and allowances, at the time of product shipment.  Provisions are recorded for bad debts and at June 30, 2007 and 2006 amounted to $0. Revenue related to obligations, which include telephone support for certain packaged products, are based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence ("VSOE") when significant. The Company VSOE is determined by the price charged when each element is sold separately. Revenue from packaged software product sales to and through distributors and resellers is recorded when payment is received and the related products are shipped. The Company's distributors or resellers do not carry packaged software product inventory and thus the Company does not offer any price protections or stock balancing rights. Revenue from non-recurring programming, engineering fees, consulting service, support arrangements and training programs are recognized when the services are provided.

Healthcare - The Company recognizes revenue from the providing of healthcare services when the services are provided and collection is probable.  Revenue for the talking bottle is recognized when the product is shipped and collections are probable.

Podcast Hosting – The Company recognizes revenue from providing podcast hosting services when the services are provided and when collection is probable.

Stock Options - The Company has stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees. The plans are more fully described in Note 9.   The Company records compensation expense for all share-based awards granted according to the provisions of SFAS No. 123R.  For the six months ended June 30, 2007 and 2006, non-cash compensation expense of $170,499 and $51,600, respectively, has been recognized for grants of options to employees and directors in the accompanying statements of operations with an associated recognized tax benefit of $0 of which $0 was capitalized as an asset for the six months ended June 30, 2007.

Research and Development Cost - The Company expenses the cost of developing new products as incurred as research and product development costs. Included in general and administrative expense for the six months ended June 30, 2007 and 2006 are $93,124 and $23,168, respectively, of research and development costs associated with the development of new products.

NOTE 2 – ACQUISITION

On February 27, 2007, the Company acquired Webmayhem Inc.(d/b/a Liberated Syndication) pursuant to a plan of merger signed February 27, 2007.  The merger called for the Company to pay $350,000 and to issue 5,326,320 shares of “unregistered” and “restricted” shares of common stock valued at $16,298,539 for 100% of the outstanding stock of Webmayhem Inc.(d/b/a Liberated Syndication).  As part of the merger, the Company agreed to issue additional shares of common stock upon Webmayhem achieving certain production and financial results.

Milestone 1 would include the sellers to receive an additional 713,150 shares of common stock of the Company should Webmayhem obtain monthly podcast media files downloads greater than 66,546,810 and the number of unique IP addresses is at least 5,745,067 for two consecutive months from November 2007 to January 2008.

Milestone 2 would include the sellers to receive an additional 2,281,580 shares of common stock of the Company should Webmayhem obtain gross revenue of at least $5,000,000 and EBITDA of at least $1,500,000 during their second year of operation measured from the closing date of the merger.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – ACQUISITION (Continued)

Milestone 3 would include the sellers to receive an additional 2,281,580 shares of common stock of the Company should Webmayhem obtain gross revenue of at least $15,000,000 and EBITDA of at least $5,000,000 during their third year of operation measured from the closing date of the merger.

On April 3, 2007, the Company acquired certain assets  of Professional Personnel Inc. (Professional Nursing Personnel Pool, “PNPP”) The Purchase Agreement called for the Company to pay $150,000 in cash and to issue 245,099 of unregistered and restricted shares of common stock valued at $625,000 for certain assets and liabilities of Professional Personnel Inc.

Wizzard agreed to issue an additional 6,537 “unregistered” and “restricted” shares of its common stock for every $100,000 in gross sales revenues generated by PNPP’s operations relating to the acquired assets, to the extent that such revenues exceed $1,400,000, up to a maximum of $2,000,000, during the calendar year ended December 31, 2007 (the “Milestone Shares”).

Wizzard further agreed to employ Professional Personnel’s current office team of six employees for a minimum of 90 days and to make available an additional $50,000 worth of stock to be issued to such employees on terms similar to the issuance of the Milestone Shares.

The following unaudited proforma information summarizes the estimated fair values of the assets acquired and the liabilities assumed:

	Webmayhem	PNPP
Cash	$23,795	$-
Accounts Receivable	80,335	75,013
Property Equipment	37,147	-
Accounts Payable	(385,919)	-
Accrued Liabilities	(24,588)	-
Note Payable	(50,000)	(127,099)
Net liabilities assumed in excess of assets	(319,230)	(52,086)
Goodwill	16,970,100	837,700
Purchase price	$16,650,870	$785,614

The following unaudited proforma information summarizes the estimated results of operations as if the acquisitions had occurred at the beginning of the period presented:

For the Six
Months Ended
June 30, 2007
Net revenue	$2,803,855
Cost of sales	1,950,374
Operating expenses	4,719,705
Other expense	(333,914)
Net loss	$(4,200,138)

Basic and diluted loss per common share	$(.10)

Basic and diluted weighted average common shares outstanding	41,384,614

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INVENTORIES

The following is a summary of inventories:

	June 30,	December 31
	2007	2006
Raw materials	$27,266	$50,356
Finished goods	10,576	10,888
Less: Allowance for obsolete inventory	(34,339)	(50,366)
	$3,503	$10,878

NOTE 4 – PROPERTY & EQUIPMENT

The following is a summary of property and equipment at:

	Life	June 30, 2007	December 31, 2006

Furniture, fixtures and equipment	2-10 yrs	$247,310	$177,833
Production molds	3 yrs	47,710	47,710
Software	2-5 yrs	11,964	11,964
		306,984	237,507
Less: Accumulated depreciation		(196,519)	(161,585)
Property & equipment, net		$110,465	$75,922

Depreciation expense for the six months ended June 30, 2007 and 2006 was $24,647 and $15,982, respectively.

The following is a summary of leased equipment at:

	Life	June 30, 2007	December 31, 2006

Leased equipment	5.25 yrs	$223,750	$223,750
Less: Accumulated depreciation		(131,852)	(115,870)
Leased equipment, net		$91,898	$107,880

Depreciation expense for the six months ended June 30, 2007 and 2006 was $15,982.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – GOODWILL / DEFINITE-LIFE INTANGIBLE ASSETS

Intangible Assets - The Company classifies its intangible assets as definite-life intangible assets and amortizes them on a straight-line basis over their estimated useful lives.  Amortization expense of $0 was recorded for the six months ended June 30, 2007 and 2006.

Goodwill - On September 8, 2005, the Company recorded goodwill of $896,570 in connection with the acquisition of Interim Health Care of Wyoming as the purchase price of $904,006 exceeded the $7,436 net book value of the assets acquired.  On September 30, 2006, the company recorded additional goodwill of $49,225 in connection with the Phase I Incentives.

On March 1, 2007, the Company recorded goodwill of $16,970,100 in connection with the acquisition of Webmayhem Inc. as the assumption of liabilities exceeded assets by $319,230 plus the purchase price of $16,650,870.

On April 3, 2007, the Company recorded goodwill of $837,700 in connection with the asset purchase of PNPP as the assumption of liabilities exceeded assets by $52,086 plus the purchase price of $785,614.

The following is a summary of goodwill:

	For the Six Months Ended June 30,
	2007	2006

Goodwill at beginning of period	$945,795	$896,570

Goodwill from acquisition of Webmayhem Inc.	16,970,100	-

Goodwill from acquisition of PNPP	837,700	-

Goodwill at end of period	$18,753,595	$896,570

NOTE 6 - NOTES PAYABLE

On February 8, 2005, the Company closed a Subscription Agreement by which three institutional investors purchased a)promissory notes having a total principal amount of $1,400,000, convertible into shares of the Company's common stock at a price of $1.36 per share, and bearing an annual interest rate of five percent; b)Class A Warrants to purchase a total of 513,334 shares of common stock at a price of $2.27 per share, exercisable for three years; and c)Class B Warrants to purchase a total of 1,026,667 shares of common stock at a price of $1.36 per share, exercisable until 150 days after the effective date of the Registration Statement. The fair value of the beneficial conversion feature and Class A and Class B warrants were reduced on a pro-rata basis to the $1,400,000 proceeds received from the subscription and recorded as a discount against the note. During 2006, the Company issued 824,506 common shares to payoff the remaining $950,000 in principal and $42,717 in related accrued interest.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - NOTES PAYABLE (Continued)

On October 27, 2006, the Company closed a Subscription Agreement by which three institutional investors purchased a) a 5% convertible notes payable having a total principal amount of $2,375,000, convertible into  common shares of the Company at $2.00 per share and maturing April 27, 2008; b) Class A Warrants to purchase a total of 593,750 shares of common stock, at $2.50 per share, exercisable for three years, and c)Class B Warrants to purchase a total of 1,187,500 shares of common stock at $2.00 per share, exercisable until 180 days after the effective date of the Registration Statement. As the conversion price for the note was below the fair value of the common stock on the date issued, the Company recorded a discount on the note for beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5. The fair value of the beneficial conversion feature and Class A and Class B warrants were reduced on a pro-rata basis to the $2,375,000 proceeds received from the subscription and recorded as a discount against the note.  The $968,000 discount on the beneficial conversion feature is being amortized as interest expense over the term of the note. As of June 30, 2007, the Company has amortized $430,400 of the discount with the remaining $1,944,600 unamortized discount being offset against the outstanding balance of the note in the accompanying balance sheet.

The Class A Warrants and Class B Warrants were valued using the Black-Scholes pricing model using the following weighted average assumptions 77.19% volatility, 1.33 years expected life, 5.08% risk free interest rate and expected dividend yield of zero.

In April 2007, Interim signed a $127,099 note payable to a bank.  The note is unsecured, and accrues interest at 8.25% per annum.  At June 30, 2007, the note has a remaining principal balance of $119,958.  During the six months ended June 30, 2007 and 2006, interest expense on the note payable amounted to $1,751 and $0, respectively.

NOTE 7 - CAPITAL LEASE OBLIGATION

The Company is leasing equipment on a 63-month capital lease terminating in August 2008.  Monthly payments of $3,750 began in June 2003 and a payment of $54,688 is due at termination.  During the six months ended June 30, 2007 and 2006, interest expense on capital lease obligation amounted to $3,925 and $5,184, respectively.

Future minimum capital lease payments are as follows for the twelve-month periods as of:

	June 30,	December 31,
	2007	2006
2007	$22,500	$45,000
2008	84,688	84,688
Total minimum lease payments	107,188	129,688
Less amount representing interest	(6,539)	(10,464)
Present value of minimum lease payments	100,649	119,224
Less current portion	(38,482)	(37,813)
	$62,167	$81,411

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - CAPITAL STOCK

Preferred Stock   The Company has authorized 10,000,000 shares of preferred stock, $.001 par value.  As of June 30, 2007, no shares were issued and outstanding.

Common Stock   The Company has authorized 100,000,000 shares of common stock, $.001 par value.  As of June 30, 2007, the Company had 42,295,235 common shares issued and outstanding.

On February 1, 2007, the Company issued 15,000 common shares upon the exercise of options valued at $47,550 consultants for services rendered.

On February 8, 2007, the Company recorded $269,472 of compensation expense related to the extension of certain warrants.

On February 15, 2007, the Company issued 84,691 restricted common shares valued at $272,705 for consulting services.

On March 19, 2007, the Company issued 5,326,320 restricted common shares valued at $16,298,539 to acquire Webmayhem Inc.

On March 26, 2007, the Company issued 2,400 common shares upon the exercise of options valued at $6,624 to consultants for services rendered.

On March 26, 2007, the Company issued 11,909 restricted common shares valued at $36,918 for Interim Healthcare attainment of Phase I Incentive.

Exercise of Warrants - On January 17, 2007, January 30, 2007, and March 16, 2007, the Company issued 11,749, 75,549, and 50,000 common shares, respectively, upon the exercise of warrants at $1.25 per share.

Exercise of Warrants - On February 14, 2007, March 13, 2007, and March 23, 2007, the Company issued 84,167, 15,000, and 10,000 common shares, respectively, upon the exercise of warrants at $1.36 per share.

On April 3, 2007 and April 10, 2007, the Company issued a total of 245,099 restricted common shares valued at $625,000 to acquire certain assets of Professional Nursing Personnel Pool.

On April 10, 2007, the Company issued 566,000 restricted common shares valued at $1,454,620 for consulting services.

On May 24, 2007, the Company issued 51,170 common shares upon the exercise of options valued at $117,691 to consultants for services rendered.

On May 24, 2007, the Company issued 5,000 restricted common shares valued at $11,500 for consulting services.

On May 30, 2007, the Company issued 11,000 common shares upon the exercise of options valued at $25,630 to consultants for services rendered.

On June 13, 2007, the Company issued 6,000 common shares upon the exercise of options valued at $16,200 to employees for services rendered.

On June 21, 2007, the Company issued 75,000 restricted common shares valued at $197,250 for services rendered.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - CAPITAL STOCK (Continued)

On June 21, 2007, the Company issued 50,330 common shares in payment of a $34,592 note payable and $15,822 of accrued interest.

Exercise of Warrants - On April 19, 2007, April 27, 2007, June 14, 2007, June 15, 2007 and June 19, 2007, the Company issued 10,000, 16,500, 21,833, 73,530 and 109,176 common shares, respectively, upon the exercise of warrants at $1.36 per share.

Exercise of Warrants - On May 9, 2007, the Company issued 153,197 common shares, upon the exercise of warrants at $1.25 per share.

During the first six months 2007, the company recorded $170,499 of compensation expense related to the vesting of certain stock options issued.

On January 19, 2006, the Company issued 110,000 restricted common shares valued at $180,000 for consulting services.

On January 23, 2006, the Company issued 50,330 common shares upon the exercise of options valued at $84,189 to employees and non-employees for services rendered.

On March 23, 2006, the Company issued 55,628 common shares in payment of a $75,000 note payable and $854 of accrued interest.

On March 29, 2006, the Company issued 55,672 common shares in payment of a $75,000 note payable and $917 of accrued interest.

On April 20, 2006, the Company issued 45,100 common shares valued at $75,850 to employees and non-employees for services rendered.

On May 18, 2006, the Company issued 1,925 common shares upon the exercise of options valued at $2,975 for consulting services.

During May, 2006, the Company issued 54,978 restricted common shares valued at $84,150 for consulting services.

Exercise of Warrants   On May 12, 2006, the Company issued 513,334 common shares upon exercise of warrants at $1.09.

On May 18, 2006, the Company issued 247,500 shares of common stock to the holders of the 5% notes payables to extend the maturity date of the 5% notes payables to December 28, 2006.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCK OPTIONS AND WARRANTS

2007 Key Employee Stock Option Plan   During 2007, the Board of Directors adopted a 2007 Key Employee Stock Option Plan ("2007 Key Employee Plan").  Under the terms and conditions of the 2007 Key Employee Plan, the Board is empowered to grant stock options to employees and officers of the Company.  Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code.  The total number of shares of common stock available under the 2007 Key Employee Plan may not exceed 200,000.  At June 30, 2007, no options were available to be granted under the 2007 Key Employee Plan.  During the six months ended June 30, 2007, the Company granted 200,000 options.

2007 Stock Option Plan   During 2007, the Board of Directors adopted a Stock Option Plan ("2007 Plan").  Under the terms and conditions of the 2007 Plan, the Board is empowered to grant stock options to employees and officers of the Company.  Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code.  The total number of shares of common stock available under the 2007 Plan may not exceed 200,000.  At June 30, 2007, 56,830 options were available to be granted under the 2007 Plan.  During the six months ended June 30, 2007, the Company granted 143,170 options.

2006 Stock Option Plan   During 2006, the Board of Directors adopted a Stock Option Plan ("2006 Plan").  Under the terms and conditions of the 2006 Plan, the Board is empowered to grant stock options to employees and officers of the Company.  Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code.  The total number of shares of common stock available under the 2006 Plan may not exceed 137,500.  At June 30, 2007, no options were available to be granted under the 2006 Plan.  During the six months ended June 30, 2007 and 2006, the Company granted 0 and 137,500 options, respectively.

2005 Stock Option Plan   During 2005, the Board of Directors adopted a Stock Option Plan ("2005 Plan").  Under the terms and conditions of the 2005 Plan, the Board is empowered to grant stock options to employees, officers, directors, and consultants of the Company.  Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code.  The total number of shares of common stock available under the 2005 Plan may not exceed 220,000.  At June 30, 2007, total options available to be granted under the 2005 Plan totaled 95.  During the six months ended June 30, 2007 and 2006, the Company granted 19,700 and 89,105 options, respectively, which were immediately exercised for service valued at $60,384 and $149,214, respectively.

The fair value of option grants during the six months ended June 3, 2007 and 2006 was determined using the Black-Scholes option valuation model.  The significant weighted average assumptions relating to the valuation of the Company’s Stock Options for the six months ended June 30, 2007 and 2006 were as follows:

	2007	2006
Dividend yield	0%	0%
Expected life	10 yrs	10 yrs
Expected volatility	65.6%	94.9%
Risk-free interest rate	4.65 to 4.8%	4.86%

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – STOCK OPTIONS AND WARRANTS (Continued)

A summary of the status of options granted at June 30, 2007, and changes during the period then ended are as follows:

	For the Six Months Ended
	June 30, 2007
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of period	137,500	$1.59	9.4 years	$123,750
Granted	365,570	1.74	2.1 years	-
Exercised	(85,570)	2.50	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-
Outstanding at end of period	417,500	2.04	8.1 years	212,925
Vested and expected to vest in the future	417,500	2.04	8.1 years	212,925
Exercisable at end of period	215,000	1.79	9.2 years	163,400
Weighted average fair value of options granted	417,500	$2.04	8.1 years	$212,925

The Company had 115,500 non-vested options at the beginning of the period.  At June 30, 2007 the Company had 202,500 non-vested options.

The total intrinsic value of options exercised during the six months ended June 30, 2007 and 2006 was $0 and $0, respectfully.  Intrinsic value is measured using the fair market value at the date of exercise (for shares exercised) or at June 30, 2007 and 2006 (for outstanding options), less the applicable exercise price.

During the six month period ended June 30, 2007 and 2006, the Company expensed $213,695 and $149,214 upon the exercise of awards.  The Company realized no tax benefit due to the exercise of options as the Company had a loss for the period and historical net operating loss carry forwards.

Warrants - A summary of the status of the warrants granted is presented below for the six months ended:

	June 30, 2007		June 30, 2006
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	3,193,331	$2.05	1,923,105	$1.79
Granted	-	-	513,334	2.27
Exercised	(630,701)	1.10	(513,334)	1.36
Forfeited	(110,627)	1.36	-	-
Expired	(157,420)	3.41	-	-
Outstanding at end of period	2,294,583	$2.19	1,923,105	$1.79

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LOSS PER COMMON SHARE

The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Loss from continuing operations available to common shareholders (numerator)	$(2,866,308)	$(1,388,255)	$(4,240,299)	$(1,946,454)

Weighted average number of common shares outstanding during the period used in loss per share (denominator)	41,807,211	32,727,033	38,969,830	32,409,043

At June 30, 2007, the Company had 2,294,583 warrants outstanding to purchase common stock of the Company at $2.00 to $2.50 per share, the Company had 417,500 options outstanding to purchase common stock of the Company at $1.59 to $2.59 per share, and a 5% convertible note payable wherein the holder could convert the note into a minimum of 1,145,081 shares of common stock, [See Note 6], which were not included in the loss per share computation because their effect would be anti-dilutive.

At June 30, 2006, the Company had 1,923,105 warrants outstanding to purchase common stock of the Company at $1.25 to $3.41 per share, the Company had 137,500 options outstanding to purchase common stock of the Company at $1.59 per share, and a 5% convertible note payable wherein the holder could convert the note into 494,998 shares, [See Note 6], which were not included in the loss per share computation because their effect would be anti-dilutive.

NOTE 11 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.  The Company has available at June 30, 2007 operating loss carryforwards of approximately $21,750,000 which may be applied against future taxable income and which expires in various years through 2027.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.

Because of the uncertainty surrounding the realization of the loss carryforwards and significant changes in the ownership of the Company, a valuation allowance has been established equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.  The net deferred tax assets are approximately $7,400,000 as of June 30, 2007, with an offsetting valuation allowance of the same amount.  The change in the valuation allowance for the six months ended June 30, 2007 approximated $1,200,000.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Agreements - In connection with the agreement with AT&T to sell to AT&T's OEM Natural Voices desktop product licenses the Company is required to make minimum purchase of $125,000 per each six month period beginning  July 2004 through June 2008.

In connection with the agreement with IBM to sell IBM's OEM ViaVoice desktop products licenses the Company is required to make minimum purchases of $15,000 per quarter beginning July 2007 through June 2009.

Contingent Consideration for the Acquisition of Interim Health Care of Wyoming, Inc. – As part of the Interim of Wyoming, Inc. acquisition, the Company agreed to issue additional shares of common stock upon Interim achieving certain financial results.  Phase II incentives include the seller to receive an additional payment of two times the EBITDA for the year ended September 30, 2007, based upon the amount that exceeds the Interim EBITDA for the year ended September 30, 2006. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock.

Contingent Consideration for the Acquisition of the assets of Switchpod Technology   As part of the Switchpod acquisition, the Company agreed to issue additional shares of common stock upon Switchpod obtaining certain milestones. The first incentive would include the seller to receive an additional 75,000 “unregistered” and “restricted” common shares if Switchpod reaches 5,000,000 podcast downloads per month by May 31, 2007.  Switchpod did not attain the first milestone and no “restricted” common shares were issued.  The second incentive would include the seller to receive an additional 12,500 “unregistered” and “restricted” common shares per month up to a maximum of 200,000 common shares, if during the second year following the completion of the acquisition, Switchpod delivers 1,000,000 podcast downloads per month in excess of the number of podcast downloads per month as of May 31, 2007 or 5,000,000 podcast downloads per month.

Contingent Consideration for the Acquisition of Webmayhem, Inc. As part of the merger, the Company agreed to issue additional shares of common stock upon Webmayhem achieving certain production and financial results.

Milestone 1 would include the sellers to receive an additional 713,150 shares of common stock of the Company should Webmayhem obtain monthly podcast media files downloads greater than 66,546,810 and the number of unique IP addresses is at least 5,745,067 for two consecutive months from November 2007 to January 2008.

Milestone 2 would include the sellers to receive an additional 2,281,580 shares of common stock of the Company should Webmayhem obtain gross revenue of at least $5,000,000 and EBITDA of at least $1,500,000 during their second year of operation measured from the closing date of the merger.

Milestone 3 would include the sellers to receive an additional 2,281,580 shares of common stock of the Company should Webmayhem obtain gross revenue of at least $15,000,000 and EBITDA of at least $5,000,000 during their third year of operation measured from the closing date of the merger.

Contingent Consideration for the Acquisition of the assets of PNPP As part of the asset purchase agreement, the Company agreed to issue additional shares of common stock upon PNPP achieving certain financial results.

Wizzard agreed to issue an additional 6,537 “unregistered” and “restricted” shares of its common stock for every $100,000 in gross sales revenues generated by PNPP’s operations relating to the acquired assets, to the extent that such revenues exceed $1,400,000, up to a maximum of $2,000,000, during the calendar year ended December 31, 2007 (the “Milestone Shares”).

Wizzard further agreed to employ Professional Personnel’s current office team of six employees for a minimum of 90 days and to make available an additional $50,000 worth of stock to be issued to such employees on terms similar to the issuance of the Milestone Shares.

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SEGMENT REPORTING

The Company’s operations are divided into two independent segments – software and healthcare. The Company does not have any inter-segment revenues and the Company uses the same accounting principles used to prepare the consolidated financial statements for both operating segments.

Software - The Company attributes revenues from the development, sale, and service of custom and packaged computer software products at the time the product is shipped and collections are likely and from podcast hosting services at the time the service is provided.

Healthcare - The Company attributes revenue from the development, sale, and service of talking prescription pill bottles and healthcare services at the time the services are rendered and collections are likely.

The following is a summary of the Company’s operations by segment for the six months ended June 30, 2007 and 2006:

	2007			2006
	Software	Healthcare	Total	Software	Healthcare	Total
Net revenues	$764,789	$1,389,234	$2,154,023	$401,900	$982,537	$1,384,437
Cost of sales	574,630	919,365	1,493,995	219,158	606,080	825,238
General and administrative	3,444,764	371,125	3,815,889	935,401	271,357	1,206,758
Selling	311,942	75,986	387,928	123,237	101,821	225,058
Research and development	93,124	-	93,124	23,152	16	23,168
Compensation for re-pricing/extension of warrants	269,472	-	269,472	606,668	-	606,668
Other income	39,478	9,507	48,985	73,910	29,594	103,504
Interest expense	377,193	5,706	382,899	542,767	4,738	547,505
Income tax benefit/(expense)	-	-	-	-	-	-
Net income (loss)	$(4,266,858)	$26,559	$(4,240,299)	$(1,974,572)	$28,118	$(1,946,454)

Total assets	19,221,892	1,708,834	20,930,726	1,592,446	625,517	2,217,963
Depreciation expense	14,241	26,388	40,629	10,027	25,990	36,017

The following is a summary of the Company’s operations by segment for the three months ended June 30, 2007 and 2006:

	2007			2006
	Software	Healthcare	Total	Software	Healthcare	Total
Net revenues	$467,687	$960,410	$1,428,097	$259,008	$523,039	$782,047
Cost of sales	403,083	622,319	1,025,402	134,464	313,236	447,700
General and administrative	2,636,762	240,236	2,876,998	400,232	134,378	534,610
Selling	154,355	31,839	186,194	77,141	57,750	134,891
Research and development	40,946	-	40,946	11,850	-	11,850
Compensation for extension of warrants	-	-	-	606,668	-	606,668
Other income	18,547	6,762	25,309	73,870	23,614	97,484
Interest expense	186,512	3,662	190,174	531,178	889	532,067
Income tax benefit/(expense)	-	-	-	-	-	-
Net income (loss)	$(2,935,424)	$69,116	$(2,866,308)	$(1,428,655)	$40,400	$(1,388,255)

Depreciation expense	8,278	13,288	21,566	5,297	13,025	18,322

WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SUBSEQUENT EVENT

On July 9, 2007, the Company closed a Securities Purchase Agreement by which four institutional investors agreed to purchase for an aggregate purchase price of $7.5 million: a) 7,500 shares of the Company’s Series A 7% Convertible Preferred Stock, which can be convertible into shares of the Company’s common stock at a conversion price of $2.05 per share, and b) Common Stock Purchase Warrants to purchase a total of up to 1,829,268 shares of the Company’s common stock at a price of $2.85 per share, exercisable for a period of five years.

Holders of the Preferred Stock will be entitled to receive cumulative dividends of 7% per annum for the first two years after issuance of the Preferred Stock and 18% per annum thereafter, payable on January 1 and July 1, beginning on January 1, 2008, either in cash or, at the Company’s option, in shares of the Company’s common stock.

The Company will have the right to force conversion of all or part of the outstanding Preferred Stock, plus all accrued but unpaid dividends and liquidated damages due with respect to the Preferred Stock  if, after the two-year anniversary of the effectiveness of the Registration Statement referred to below, the price of the Company’s common stock exceeds $6.15 for 10 consecutive trading days and the volume for each such trading day exceeds 100,000 shares of common stock.

Beginning two years after the issuance date of the Preferred Stock, the Company may also elect to redeem all (but not less than all) of the then outstanding Preferred Stock at a total price of:  (i) 125% of the aggregate Stated Value then outstanding; (ii) accrued but unpaid dividends; and (iii) all liquidated damages and other amounts due with respect to the Preferred Stock.  On the occurrence of certain Triggering Events as defined in Section 9(a) of the Articles of Amendment/Certificate of Designation with respect to the Preferred Stock, each holder will have the right to require the Company to redeem all of the holder’s Preferred Stock or to increase the dividend rate on that holder’s Preferred Stock to 18% per annum thereafter.

On July 12, 2007, the Company issued 25,000 common shares in payment of a $50,000 note payable.

On August 1, 2007, the Company issued 28,000 common shares upon the exercise of options valued at $78,400 to non-employees for services rendered.

On August 1, 2007, the Company issued 5,000 restricted common shares valued at $14,000 for consulting services.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None; not applicable.

AVAILABLE INFORMATION

We file periodic reports with the Securities and Exchange Commission. You may inspect and copy these documents at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information.  Our Securities and Exchange Commission filings are also available on its web site: http://www.sec.gov.

We have filed a registration statement with the Securities and Exchange Commission on Form SB-2, under the Securities Act, with respect to the securities described in this prospectus.  This prospectus is filed as part of the registration statement.  It does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it.  For further information about us and the common stock described by this prospectus, we refer you to the registration statement and to the exhibits and schedules filed with it.  You may inspect or copy these documents at the Public Reference Branch or on the Securities and Exchange Commission's web site.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers.

Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.  Section 7-109-107 extends this right to officers of a corporation as well.

Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith.  Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102.  Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Article VIII of our Bylaws reiterates the provisions of Section 7-109-102 of the Colorado Code, and extends this protection to our officers and employees.  Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contend ere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to us for negligence or misconduct in the performance of his or her duties.  This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners: (a) order of the court or administrative agency having jurisdiction of the action, suit or proceeding; (b) resolution of a majority of the non-interested members of the Board of Directors; (c) if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors; (d) resolution of a majority of the quorum directors at any meeting; or (e) an order of any court having jurisdiction over us.

Item 25.  Other Expenses of Issuance And Distribution.

The following table sets forth the expenses which we expect to incur in connection with the registration of the shares of common stock being registered by this registration statement.  All of these expenses, except for the Commission registration fee, are estimated:

Securities and Exchange Commission registration fee	$ 1,914.87
Legal fees and expenses	$ 15,000.00
Accounting fees	$ 3,500.00
Printing and engraving expenses	$ 500.00
Transfer agent fees	$ 500.00
Miscellaneous	$ 500.00
Total	$ 21,914.87

Item 26.  Recent Sales of Unregistered Securities.

The following table provides information about all shares of common stock that Wizzard has sold during the calendar years ended December 31, 2004, 2005, and 2006, and the quarter ended June 30, 2007, which were not registered under the 1933 Act:

Three investors	1-16-04	906,593	$600,000
Arthur Douglas & Associates	3-25-04	275,000	Services rendered
Four Consultants	5-3-04	202,583	Services rendered
Three note holders	5-3-04	91,400	Payment of notes payable
Three investors	5-17-04	906,593	$600,000
Six consultants	7-9-04	161,700	Services rendered
Stockholders of MedivoxRx Technologies, Inc.	8-30-04	55,412	Acquisition of MedivoxRX Technologies Inc.
Three consultants	10-11-04	228,470	Services rendered
Hobson, Lorenze, Bowersock & Associates	11-24-04	55,000	Services rendered
Bruce Phifer	2-11-05	5,500	Services rendered
Arthur Douglas & Associates	2-15-05	66,000	Services rendered
Bruce Phifer	4-11-05	11,000	Services rendered
Arthur Douglas & Associates	5-25-05	110,000	Services rendered
Innsearch	5-25-05	13,200	Services rendered
Patrick Grumbar	5-25-05	2,750	Services rendered
Bruce Phifer	12-1-05	7,700	Services rendered
11 employees	12-8-05	2,860	Services rendered
Alpha Capital AG	12-8-05	114,701	Conversion of note payable
29 employees of Interim	12-20-05	9,680	Services rendered
Lane Ventures	1-9-06	110,000	Services rendered
Bruce Phifer	1-23-06	8,250	Services rendered
Mary Dvorsky	5-25-06	770	Services rendered
J. David Cepicka	5-25-06	3,454	Services rendered
Susan Sisk	5-25-06	3,454	Services rendered
Lane Ventures	6-7-06	39,600	Services rendered

Jacob Fisher	7-12-06	62,857	Asset purchase of Switchpod Technologies
Weinna Scott	7-12-06	62,857	Asset purchase of Switchpod Technologies
Arthur Douglas & Associates	7-20-06	550,000	Services rendered
Bruce Phifer	7-24-06	5,500	Services rendered
Robert Batson	7-26-06	2,200	Services rendered
Christopher Milde	7-26-06	2,200	Services rendered
Jeffrey Kahler	7-26-06	2,200	Services rendered
Corporate Relations Inc	7-26-06	2,200	Services rendered
Alpha Capital AG	10-10-06	13,000	Services rendered
Bruce Phifer	10-24-06	5,500	Services rendered
Bradford Beilly	10-24-06	10,000	Services rendered
Patrick Grumbar	10-24-06	3,400	Services rendered
Alpha Capital AG	10-31-06	236,359	Conversion of note payable
Whalehaven Capital	11-16-06	4,550	Conversion of note payable
Jacob Fisher	11-16-06	10,000	Additional purchase price for asset acquisition
Wienna Scott	11-16-06	10,000	Additional purchase price for asset acquisition
IBIS Consulting	11-16-06	20,000	Services rendered
Alpha Capital AG	12-1-06	152,173	Conversion of note payable
Lane Ventures	12-15-06	60,000	Services rendered
Meravision Inc.	12-27-06	27,500	Asset purchase of Blastpodcast
Alpha Capital AG	12-28-06	297,424	Exercise of warrants at $1.25
Genesis Microcap	12-28-06	83,998	Exercise of warrants at $1.25
Whalehaven Capital	12-29-06	49,500	Exercise of warrants at $1.25
Robert Batson	2-15-07	25,124	Services rendered
Chris Milde	2-15-07	27,234	Services rendered
Corporate Relations Inc.	2-15-07	29,355	Services rendered
Jeffrey Kahler	2-15-07	2,978	Services rendered
David Chekan	3-19-07	1,004,468	Acquisition of Webmayhem
Matthew Hoopes	3-19-07	1,004,468	Acquisition of Webmayhem
David Mansueto	3-19-07	1,004,468	Acquisition of Webmayhem
Martin Mulligan	3-19-07	1,004,468	Acquisition of Webmayhem
Fakespace Labs	3-19-07	234,965	Acquisition of Webmayhem
L. Blunt Jackson	3-19-07	117,482	Acquisition of Webmayhem
Christopher MacDonald	3-19-07	328,950	Acquisition of Webmayhem
Neil Roseman	3-19-07	375,829	Acquisition of Webmayhem
Robert Leppo	3-19-07	837,740	Acquisition of Webmayhem
Charles Mansueto	3-19-07	167,482	Acquisition of Webmayhem
Brenda Mosher	3-26-07	11,909	Phase I Incentive - Interim
Greg Roadifer	4/3/07	245,099	Acquisition of PNPP
Arthur Douglas & Associates	4/10/07	250,000	Services Rendered
Michelle Watson	4/10/07	300,000	Services Rendered
Patrick Grumbar	4/10/07	1,000	Services Rendered
Bruce Phifer	4/10/07	5,000	Services Rendered
John Strohsahl	4/10/07	5,000	Services Rendered
Paul Cooper	4/10/07	5,000	Services Rendered
Genesis Microcap	4/19/07	10,000	Exercise of warrants at $1.36
Genesis Microcap	4/27/07	16,500	Exercise of warrants at $1.36
Alpha Capital AG	5/9/07	153,197	Exercise of warrants at $1.25
Bruce Phifer	5/24/07	5,000	Services rendered

Genesis Microcap	6/14/07	21,833	Exercise of warrants at $1.36
Alpha Capital AG	6/15/07	73,530	Exercise of warrants at $1.36
Alpha Capital AG	6/19/07	109,176	Cashless Exercise of warrants
John Busshaus	6/21/07	75,000	Compensation
Genesis Microcap	6/21/07	50,330	Conversion of note payable
Bruce Phifer	8/1/07	5,000	Services rendered

On July 9, 2007, Wizzard sold to the Selling Stockholders for aggregate gross proceeds of $7.5 million, a total of:  (i) 7,500 shares of our Series A 7% Convertible Preferred Stock, which will be convertible into shares of our common stock at a conversion price of $2.05 per share; and (ii) Common Stock Purchase Warrants (the “Warrants”) to purchase a total of up to 1,829,268 shares of our common stock at a price of $2.85 per share, exercisable for a period of five years.

In addition to the Warrants that we have issued to the Selling Stockholders and the underlying shares of which are included for registration on this Registration Statement, we have granted the following warrants during the past three calendar years:

In January, 2004, and May, 2004, we issued to three institutional investors (including Alpha Capital Aktiengesellshaft and Genesis Microcap  Inc.) warrants to purchase a total of 906,592 shares of our common stock at a price of $1.41 per share, exercisable for three years.  In October, 2006, we agreed to re-price these warrants to $1.15 per share.  As of November 22, 2006, a total of 167,572 of these warrants had been exercised.  We also granted to Marc Lord a warrant to purchase 22,000 shares of our common stock at $0.23 per share, exercisable for three years.  We have registered the shares issuable upon exercise of these warrants.

On February 8, 2005, we closed a Subscription Agreement by which Alpha Capital Aktiengesellschaft; Genesis Microcap Inc. and Whalehaven Capital Fund Ltd. purchased:

      * promissory notes having a total principal amount of $1,400,000, convertible into shares of our common stock at a price of  $1.50 per share, and bearing an annual interest rate of five percent;

     * Class A Warrants to purchase a total of 513,333 shares of common stock at a price of $2.27 per share, exercisable for three years.  In May, 2006, these warrants were re-priced to $1.09 per share and exercised in full, and we granted to the holders warrants to purchase an additional 513,334 “unregistered” and “restricted” shares at a price of $2.27 per share, exercisable for three years; and

     * Class B Warrants to purchase a total of 1,026,667 shares of common stock at a price of $1.36 per share, exercisable until 150 days after the effective date of the registration statement described below.  One-half of these warrants were subsequently re-priced to $1.05 per share and exercised in full, and the expiration date of the remaining 513,334 warrants was extended to February 8, 2007.

On March 31, 2005, we filed a registration statement to register the shares issuable upon conversion of the promissory notes and the shares issuable upon exercise of these Class A Warrants and the Class B Warrants.  This registration statement became effective in August, 2005.

On October 25, 2006, we closed a Subscription Agreement by which three institutional investors purchased:

•

promissory notes having a total principal amount of $1,750,000, convertible into shares of our common stock at a price of $2.00 per share, with a maturity date of April 27, 2008,  and bearing an annual interest rate of five percent;

•

Fifty (50) Class A Warrants will be issued for each one hundred (100) shares which would be issued on the November 3, 2006, assuming the complete conversion of the notes issued on the closing date at the conversion price in effect on the closing date at a exercise price of $2.50 per share, exercisable for three years; and

•

One Hundred (100) Class B Warrants will be issued for each one hundred (100) shares which would be issued on November 3, 2006, assuming the complete conversion of the notes issued on November 3, 2006, at the conversion price in effect on November 3, 2006, at an exercise price of $2.00 per share, exercisable until 180 days after the effective date of the registration statement described below.  Both Class A and Class B Warrants have a cashless feature.

On or about December 6, 2006, we executed an Amendment to Transaction Documents Agreement that provided for the purchasers to purchase additional convertible promissory notes having an aggregate principal amount of $625,000, and additional Class A Warrants and Class B Warrants, all on the same terms and conditions as the investment made on October 25, 2006.

In connection with the Subscription Agreement and the Amendment to Transaction Documents, on October 25, 2006, and December 6, 2006, we agreed to issue to Libra Finance, S.A., two convertible notes in the aggregate principal amount of $237,500.  These notes bear interest at five percent per year, have a maturity date of April 27, 2008, and are convertible into shares of our common stock at a price of $2.00 per share.

We registered the shares of common stock issuable upon conversion of these notes and exercise of the warrants in a registration statement that was declared effective on May 4, 2007.

We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.  In connection with the sale of these securities, the Company relied on the fact that there were fewer than 35 “non-accredited” recipients and that each recipient who was not an “accredited” investor either alone or with his/her/its purchaser representative(s) had access to material information about Wizzard and had such knowledge and experience in financial and business matters that he/she/it was capable of evaluating the merits and risks of the prospective investment, or we reasonably believed immediately prior to making any sale that such purchaser came within this description.  In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

The share figures contained in this Item 26 were adjusted for the one-for-ten share stock dividend that we issued to our stockholders in October, 2006.

Item 27.  Exhibits

The following exhibits are filed as a part of this Registration Statement:

Exhibit

Number             Description

    3.1                 Articles of Incorporation*

    3.2

           Certificate of Amendment filed May 22, 2000*

    3.3

           Articles of Amendment filed February 7, 2001*

    3.4

           Articles of Amendment filed July 3, 2007*

    3.5                 Bylaws*

    5                    Opinion of Branden T. Burningham, Esq. regarding legality*

  10.1                 Securities Purchase Agreement*

  10.2                 Registration Rights Agreement*

  10.3                 Common Stock Purchase Warrant for 1,036,585 shares*

  10.4                 Common Stock Purchase Warrant for 121,951 shares*

  10.5                 Common Stock Purchase Warrant for 60,976 shares*

  10.6                 Common Stock Purchase Warrant for 609,756 shares*

  23.1                 Consent of Branden T. Burningham, Esq.*

  23.2                 Consent of Gregory & Associates, LLC

*  Incorporated by reference from our Registration Statement on Form SB-2, which was filed with the Securities and Exchange Commission on July 26, 2007.

   Item 28.  Undertakings.

Wizzard hereby undertakes:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such person by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable.

     (c) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Pittsburgh, State of Pennsylvania, on August 28, 2007.

                                                                                  WIZZARD SOFTWARE CORPORATION

Date:	8-28-07	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date:	8-28-07	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President

Date:	8-28-07	By:	/s/ John Busshaus
John Busshaus
Chief Financial Officer and Principal Accounting Officer

Date:	8-28-07	By:	/s/ Armen Geronian
Armen Geronian
Chief Technical Officer and Director

Date:	8-28-07	By:	/s/ David Mansueto
David Mansueto
Director